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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ARRAY BIOPHARMA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 WALNUT STREET
BOULDER, COLORADO 80301

September 18, 2009

Dear Fellow Stockholder:

        You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on October 29, 2009, at 1:00 p.m., Mountain Time, at the offices of Array BioPharma Inc., 1825 33rd Street, Boulder, Colorado 80301.

        The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement.

        We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet or via a toll-free telephone number as instructed in the Notice of Internet Availability of Proxy Materials, or if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

        Please remember that this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Robert E. Conway Chief Executive Officer

Enclosures

3200 WALNUT STREET
BOULDER, COLORADO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 29, 2009

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on October 29, 2009, at 1:00 p.m., Mountain Time, at the offices of Array BioPharma Inc., 1825 33rd Street, Boulder, Colorado 80301, to consider and vote upon the following matters:

  •
  Election of three Class III directors to serve for a three-year term of office expiring at the 2012 Annual Meeting of Stockholders;

  •
  Approval of an amendment to the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan, as amended (the "ESPP"), to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 2,850,000 shares;

  •
  Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2010; and

  •
  Any other matter that properly comes before the Annual Meeting.

        Only stockholders of record at the close of business on September 4, 2009, will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for the examination by any stockholder at the annual meeting and for ten days prior to the annual meeting.

        Pursuant to the rules of the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before September 18, 2009, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the close of business on September 4, 2009. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to, and at the URL address included in, the Notice of Internet Availability of Proxy Materials.

        The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive free of charge a paper or e-mail copy of the proxy statement, our Annual Report and a form of proxy relating to the annual meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person.

        Stockholders are cordially invited to attend the Annual Meeting. If you wish to vote shares held in your name at the Annual Meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at our Annual Meeting will be limited to persons presenting a Notice of Internet Availability of Proxy Materials or proxy card (if you requested one) and picture identification.

        YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE BY INTERNET OR TELEPHONE, OR REQUEST A PAPER PROXY TO SIGN, DATE AND RETURN BY MAIL. ALL PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on October 28, 2009.

Sincerely,

Robert E. Conway Chief Executive Officer

Boulder, Colorado
September 18, 2009

3200 WALNUT STREET
BOULDER, COLORADO 80301

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held on October 29, 2009

        This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on October 29, 2009, at 1:00 p.m., Mountain Time, at the offices of Array BioPharma Inc., 1825 33rd Street, Boulder, Colorado 80301, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.

        Holders of record of shares of our common stock as of the close of business on the record date, September 4, 2009, are entitled to receive notice of, and to vote at, the Annual Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. At the close of business on September 4, 2009, there were 48,135,776 shares of common stock outstanding.

        Shares represented by proxies that are properly submitted or executed and returned and not revoked will be voted as specified. Where no specification is made on a proxy, whether it is voted by telephone or Internet, or on a properly executed and returned paper proxy, the shares will be voted FOR the election of all nominees for Class III directors, FOR the approval of the amendment to the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 600,000, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2010. We know of no other business to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.

        As instructed in the Notice of Internet Availability of Proxy Materials you received in the mail, for your shares to be properly voted, you must vote by phone or on the Internet, or, if you requested a paper copy of the proxy card, you must return a properly executed proxy to our Secretary prior to the time of voting. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on October 28, 2009. Proxies may be revoked at any time before they are exercised by filing with our Secretary a notice of revocation or a later dated proxy (including telephone or Internet voting), or by voting in person at the Annual Meeting.

        Our 2009 Annual Report to Stockholders for the fiscal year ended June 30, 2009 is available free of charge as instructed in the Notice of Internet Delivery of Proxy Materials, which was mailed to stockholders on or about September 18, 2009. Our executive offices are located at 3200 Walnut Street, Boulder, Colorado 80301.

 PROPOSAL 1
ELECTION OF DIRECTORS

Board of Directors

        Our Board of Directors is composed of nine members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of directors whose terms expired are elected to serve three-year terms. The terms of the Class III directors will expire at the Annual Meeting. The current Class III directors are Francis J. Bullock, Ph.D., Kevin Koch, Ph.D. and Douglas E. Williams, Ph.D. Dr. Bullock, Dr. Koch and Dr. Williams have been nominated for reelection at the Annual Meeting as directors to hold office until the 2012 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of the nominees has consented to serve a term as a Class III director. Should any or all of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

Class III Director Nominees for Election to Term Expiring 2012

        The three directors standing for election are as follows:

        Francis J. Bullock, Ph.D., 72, has served as a member of our Board of Directors since May 1998. Dr. Bullock is currently an independent consultant. From 2002 to 2003, Dr. Bullock was a Senior Advisor for the Strategic Decisions Group, a management consulting firm. From 1993 to 2002, Dr. Bullock was a senior consultant for Arthur D. Little, Inc., focused on pharmaceutical and biotechnology research and development, as well as the fine chemicals and agricultural chemicals industries. From 1981 to 1993, Dr. Bullock served as Senior Vice President, Research Operations at Schering-Plough Research Institute. Dr. Bullock serves on the board of publicly-traded GTC Biotherapeutics and Atherex, a privately-held company. Dr. Bullock received a B.S. in pharmacy from the Massachusetts College of Pharmacy, an A.M. in organic chemistry and a Ph.D. in organic chemistry from Harvard University.

        Kevin Koch, Ph.D., 49, is a Co-Founder of Array and has served as our President, Chief Scientific Officer and a member of our Board of Directors since May 1998. Prior to forming Array, Dr. Koch was an Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams for Amgen Inc. from 1995 to 1998. From 1988 until 1995, Dr. Koch held various positions with Pfizer Central Research, including Senior Research Investigator and Project Coordinator for the Cellular Migration and Immunology Project Teams. From 1998 to 2003, Dr. Koch was an elected board member of the Inflammation Research Association. Dr. Koch received a B.S. in chemistry and biochemistry from the State University of New York at Stony Brook and a Ph.D. in synthetic organic chemistry from the University of Rochester.

        Douglas E. Williams, Ph.D., 51, has served as a member of our Board of Directors since April 2004. He currently serves as Chief Executive Officer of ZymoGenetics, Inc. From September 2003 to August 2004, Dr. Williams served as Seattle Genetics' Chief Scientific Officer, Executive Vice President and a member of their Board of Directors. Prior to joining Seattle Genetics, from November 2002 to August 2003, Dr. Williams was Head of Health and Strategic Development for Genesis Research & Development, a biotechnology company located in New Zealand. From July to October 2002, he served as Senior Vice President, Washington Site Leader and a member of the Executive Committee for Amgen Inc. Dr. Williams joined Amgen in July 2002 when it acquired Immunex Corporation, where he worked for 14 years, most recently serving as Executive Vice President, Chief Technology Officer and a member of Immunex's Board of Directors. Prior to his work at Immunex, Dr. Williams served on the faculty of the Indiana University School of Medicine and the Department of Laboratory Medicine at the Roswell Park Memorial Institute. He serves on the board of privately-held Aerovance, Inc., is a member of the Scientific Advisory Board of Symphony Capital and a member of the Board of Trustees of the Fred Hutchinson Cancer Research Center. Dr. Williams holds a B.S. magna cum laude in biological sciences from the University of Massachusetts, Lowell and a Ph.D. in physiology from the State University of New York at Buffalo, Roswell Park Division.

Required Vote

        The three nominees for director will be elected upon a favorable vote of a plurality of the votes cast at the Annual Meeting. Shares represented by proxies cannot be voted for more than the three nominees for director.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO THE BOARD.

Directors Continuing in Office

        Term Expiring 2010—Class I.    The following Class I directors have terms expiring at the Annual Meeting of Stockholders in 2010:

        David L. Snitman, Ph.D., 57, is a Co-Founder of Array and has served as our Chief Operating Officer, our Vice President of Business Development and a member of our Board of Directors since May 1998. Prior to forming Array, Dr. Snitman held various positions with Amgen Inc. since December 1981, including Associate Director, New Products and Technology and Manager of Amgen's Boulder research facility. Dr. Snitman currently serves on the Board of Directors of privately-held Barofold Inc. Dr. Snitman received a B.S. in chemistry from Northeastern University and a Ph.D. in the synthesis of natural products from the University of Colorado, and was a National Institutes of Health Postdoctoral Fellow at the Massachusetts Institute of Technology.

        Gil J. Van Lunsen, 67, has served as a member of our Board of Directors since October 2002. Prior to his retirement in June 2000, Mr. Van Lunsen was a Managing Partner of KPMG LLP and led the firm's Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility with KPMG and was elected to the partnership in 1977. Mr. Van Lunsen is currently a member of the Audit Committee at ONEOK Partners, L.P. in Tulsa, Oklahoma. Additionally, Mr. Van Lunsen was the Audit Committee Chairman at Sirenza Microdevices, Inc. and predecessor entities in Broomfield, Colorado, from July 2002 until December 2007. Mr. Van Lunsen received a B.S./B.A. in accounting from the University of Denver.

        John L. Zabriskie, Ph.D., 70, has served as a member of our Board of Directors since January 2001. Dr. Zabriskie is Co-Founder and Director of Puretech Ventures, LLC, and the past Chairman of the Board, Chief Executive Officer and President of NEN Life Science Products, Inc., a leading supplier of kits for labeling and detection of DNA. Prior to joining NEN Life Science Products, Dr. Zabriskie was President and Chief Executive Officer of Pharmacia and Upjohn Inc. As Chairman of the Board and Chief Executive Officer of Upjohn, Dr. Zabriskie led the Upjohn project, which resulted in the $12 billion merger of equals with Pharmacia. Prior to joining Upjohn in 1994, Dr. Zabriskie was Executive Vice President for Merck & Co., Inc. Dr. Zabriskie currently serves on the boards of publicly-traded Kellogg Co. and ARCA biopharma Inc, and privately-held Protein Forest Inc. and Puretech Ventures. Dr. Zabriskie received his undergraduate degree in chemistry from Dartmouth College and his Ph.D. in organic chemistry from the University of Rochester.

        Term Expiring 2011—Class II.    The following Class II directors have terms expiring at the Annual Meeting of Stockholders in 2011:

        Marvin H. Caruthers, Ph.D., 69, has served as a member of our Board of Directors since August 1998. Since 1979, Dr. Caruthers has been a Distinguished Professor of Biochemistry and Chemistry at the University of Colorado, Boulder. Dr. Caruthers is a member of the National Academy of Sciences and the American Academy of Arts and Sciences and was previously a member of the Scientific Advisory Board of Amgen Inc. Dr. Carruthers serves on the Board of Directors of privately-held Barofold Inc. and MiraGen Inc. Dr. Caruthers received a B.S. in chemistry from Iowa State University and a Ph.D. in chemistry from Northwestern University.

        Robert E. Conway, 55, has served as our Chief Executive Officer and a member of our Board of Directors since November 1999. Prior to joining Array, Mr. Conway was the Chief Operating Officer and Executive Vice President of Hill Top Research, Inc. from 1996 to 1999. From 1979 until 1996, Mr. Conway held various executive positions for Corning, Inc., including Corporate Vice President and General Manager of Corning Hazleton, Inc., a preclinical contract research organization. Mr. Conway serves on the Board of Directors of DEMCO, Inc. and PRA International. In addition, Mr. Conway is a member of the Strategic Advisory Committee of Genstar Capital, LLC and is on the board of the Biotechnology Industry Organization. Mr. Conway received a B.S. in accounting from Marquette University and an M.B.A. from the University of Cincinnati.

        Kyle A. Lefkoff, 50, has served as the Chairman of our Board of Directors since May 1998. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures Limited, a venture capital firm and a prior investor in our company. From 1986 until 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the Board of Directors for a number of private companies, including: Barofold Inc., Centerstone Technologies, Inc., MiraGen Inc. and Trust Company of America. Mr. Lefkoff received a B.A. in economics from Vassar College and an M.B.A. from the University of Chicago.

Meetings of the Board of Directors and Committees of the Board of Directors

        Our Board of Directors held six meetings during the fiscal year ended June 30, 2009. During the fiscal year, all of the directors attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of committees of which such director was a member, except Dr. Williams, who attended five of the seven Board meetings and two of the three Compensation Committee meetings, and Dr. Caruthers, who attended five of the seven Board meetings. The Board has determined that six of its nine members are independent as defined by applicable rules of the NASDAQ Stock Market.

Committees of the Board of Directors

        Our Board of Directors has established three standing committees, a Compensation Committee, an Audit Committee and a Corporate Governance Committee. Each of the standing committees has adopted a written charter which is available on the Investor Relations portion of our website at www.arraybiopharma.com. The Corporate Governance Guidelines adopted by the Board of Directors are also available on our website.

        Compensation Committee.    The Compensation Committee is responsible for determining executive officers' compensation, evaluating the performance of the Chief Executive Officer and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan and our Deferred Compensation Plan. The Compensation Committee held three meetings during the fiscal year ended June 30, 2009. Mr. Lefkoff (chair), Dr. Bullock, Dr. Caruthers and Dr. Williams are the members of the Compensation Committee. The Board of Directors has determined that all of the current members of our Compensation Committee are independent as defined by applicable Nasdaq Marketplace Rules. The report of the Compensation Committee appears on page 27.

        Audit Committee.    The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants,

(4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our Chief Executive Officer and Chief Financial Officer. The Audit Committee is also responsible for reviewing and approving transactions in which Array participates and in which related parties have a direct or indirect material interest. The Audit Committee held five meetings during the fiscal year ended June 30, 2009. The members of the Audit Committee are Mr. Van Lunsen (chair), Dr. Zabriskie and Mr. Lefkoff. The Board of Directors has determined that all of the members of the Audit Committee meet the independence standards for audit committee members under applicable rules of the Securities and Exchange Commission and the applicable Nasdaq Marketplace Rules. The Board of Directors has also determined that Mr. Lefkoff, Mr. Van Lunsen and Dr. Zabriskie qualify as "audit committee financial experts" as defined by applicable rules of the Securities and Exchange Commission. The report of the Audit Committee appears on page 14.

        Corporate Governance Committee.    The Corporate Governance Committee is responsible for the implementation of Array's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. The Corporate Governance Committee has not received any recommended nominations from any stockholders in connection with the 2009 Annual Meeting. See the sections below entitled "Stockholder Proposals for 2010 Annual Meeting" and "Stockholder Nominations to the Board of Directors" for information on submitting director nominations and other proposals for annual stockholder meetings. The Corporate Governance Committee held one meeting during the fiscal year ended June 30, 2009. Dr. Zabriskie (chair), Mr. Lefkoff and Dr. Bullock are members of the Corporate Governance Committee, and the Board of Directors has determined that all of them are independent as defined by applicable Nasdaq Marketplace Rules.

Stockholder Communications with the Board of Directors

        Stockholders and other interested parties may communicate with members of the Board of Directors by writing to them at the following address:

    Array BioPharma Board of Directors
    c/o Array BioPharma Inc.
    3200 Walnut Street
    Boulder, CO 80301

    or by e-mail at BoardofDirectors@arraybiopharma.com

        Our General Counsel will receive all communications addressed to the Board of Directors and, after copying them for the company's files, will forward each communication (by U.S. mail or other reasonable means determined by the General Counsel) to the director or directors to whom the communication is addressed.

        Our General Counsel is not required to forward any communication determined in good faith to be frivolous, hostile, threatening, illegal or similarly unsuitable or to be unrelated to the duties and responsibilities of the Board. The General Counsel will retain copies of such communications in the company's files and make them available to any member of the Board of Directors at their request.

        Any communication subject to this policy that is addressed to the Chairman of the Audit Committee, the non-management members of the Board of Directors as a group or the independent members of the Board of Directors as a group will be shared with management only upon the instruction of the Chairman of the Audit Committee. All other communications will be shared with management at the time they are forwarded to the Board of Directors.

Director Attendance at Annual Meetings

        All directors are strongly encouraged to attend each of our annual stockholder meetings, unless a director is not standing for reelection and his or her term is to expire at that meeting. All of our directors except Dr. Caruthers attended our 2008 Annual Meeting.

 PROPOSAL 2
APPROVAL OF AMENDMENT TO
ARRAY BIOPHARMA INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        The Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan (referred to as the "ESPP") allows eligible employees of Array to acquire shares of our common stock at a discount through payroll deductions. The ESPP is intended to benefit Array and our stockholders by motivating our employees to contribute to the growth and success of our operations and encouraging them to remain employed by us by giving them an ownership stake in our company. Highly qualified employees are critical to our success and to our ability to achieve our strategic goals. We believe that equity incentives are essential for us to remain competitive in the marketplace for qualified personnel and that the ESPP is an important ingredient in our equity compensation offerings.

        On September 11, 2008, the Board of Directors unanimously adopted, subject to stockholder approval, amendments to the ESPP (i) to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 2,250,000 shares, and (ii) to extend the current term of the ESPP by ten years, to expire on September 8, 2020. Stockholders approved these amendments to the ESPP on October 30, 2008.

        As of September 1, 2009, there were 423,885 shares of common stock authorized and available for future issuance under the ESPP. Although we do not expect our headcount to continue to grow at the rate it has historically, we expect participation in the ESPP to continue and that the shares remaining for issuance under the ESPP will not be sufficient to support this participation beyond 2010. Accordingly, the Board of Directors believes that the remaining authorized shares under the ESPP are insufficient to meet our needs and that an increase in the number of shares available for issuance under the ESPP is necessary to allow us to continue to provide this form of equity compensation that we believe helps us to attract, motivate and retain key employees. Therefore, on September 8, 2009, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the ESPP to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 2,850,000 shares.

        As of September 1, 2009, there were 184 employees participating in the ESPP. Because participation in the ESPP is subject to the discretion of each eligible employee and the amounts received by participants under the ESPP are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the ESPP is approved are not currently determinable. As of September 1, 2009, there were five executive officers and 353 other employees of Array who were eligible to participate in the ESPP.

        We intend to register the additional 600,000 shares in a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving stockholder approval.

        The summary of the material provisions of the ESPP set forth below is qualified in its entirety by the complete text of the ESPP, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of Material Provisions of the ESPP

        Our Board of Directors adopted and our stockholders approved the ESPP in September 2000, effective upon the closing of our initial public offering in November 2000. Amendments to our ESPP were subsequently adopted by our Board of Directors on November 17, 2000, on September 12, 2002 (which amendments were approved by our stockholders on October 31, 2002), on April 29, 2004, on December 9, 2005 (which amendments were approved by our stockholders on November 2, 2006) and on September 11, 2008 (which amendments were approved by our stockholders on October 30, 2008) and on September 8, 2009, which amendment is subject to the approval by stockholders at the 2009

Annual Meeting. The ESPP permits eligible employees to elect to have a portion of their pay deducted by us to purchase shares of our common stock at a discount. The Compensation Committee determines the length and duration of the periods, known as offering periods, during which payroll deductions will be accumulated to purchase shares of common stock. Within a single offering period, we may permit periodic purchases of stock during periods, known as purchase periods.

        We currently have a 12-month offering period that ends on December 31 of each year and two six-month purchase periods ending on June 30 and December 31 of each year. However, if our closing stock price on July 1 is lower than our closing stock price on January 1, then the original 12-month offering period terminates and the purchase rights under the original offering period roll forward into a new six-month offering period with a corresponding purchase period that begins July 1 and ends December 31. As a result, the purchase price for purchases made on behalf of the participants on December 31 is equal to 85% of the lowest stock price on January 1, July 30 or December 31, of that year. The Compensation Committee may modify the duration of the offering periods and the purchase periods in the future.

        Administration.    The ESPP is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the ESPP, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the ESPP. All of the Compensation Committee's determinations will be final and binding.

        Shares Subject to the ESPP.    Currently, we have reserved 2,250,000 shares of common stock for issuance under our ESPP. Our stockholders are being asked to approve at this Annual Meeting an increase in this number to an aggregate of 2,850,000 shares. If there is any increase or decrease in the number of shares of common stock without receipt of consideration by Array (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the ESPP.

        Eligibility.    All of our employees whose customary employment is for more than five months in any calendar year are eligible to participate in this plan, provided that any employee who would own 5% or more of the total combined voting power or value of our common stock immediately after any grant is not eligible to participate. An employee must be employed on the last day of the purchase period in order to acquire stock under the ESPP, unless the employee has retired, died or become disabled, been laid off or is on an approved leave of absence.

        Participation Election.    An eligible employee may become a participant in the ESPP by completing an election to participate in the ESPP in an online form provided by our stock plan administrator. The form authorizes us to have deductions, not to exceed 15% of pay, made from pay on each payday following enrollment in the ESPP. The deductions or contributions are credited to the employee's account under the ESPP. A participating employee may only increase or decrease his or her payroll deduction or periodic cash payments to take effect on the first day of the next purchase period, by notifying our stock plan administrator regarding election to participate in the ESPP. A participating employee may terminate payroll deductions or contributions at any time, and the amounts in the employee's account will be returned to the employee, and the employee's option to purchase shares under the ESPP will terminate, unless the employee notifies us not to have such amounts distributed, in which case the amounts will remain in the employee's account and available to purchase shares during the applicable offering period under the ESPP.

        Purchase Price.    Rights to purchase shares of our common stock are deemed granted to participating employees as of the first trading day of each offering period. The purchase price for each share (the "Purchase Price") is set by the Compensation Committee, but may not be less than 85% of the fair market value of our common stock on (i) the first trading day of the offering period or (ii) the day on which the shares are purchased (the "Purchase Date"), whichever is lower. The Compensation

Committee has approved a Purchase Price equal to 85% of the lower of these two amounts, but may modify this Purchase Price in the future subject to the limitation described in this paragraph.

        Purchase Limit.    No employee may purchase common stock in any calendar year under the ESPP having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. The value of any shares acquired under any other "employee stock purchase plans" that may be adopted by Array or any parent or subsidiary are included in calculating this maximum.

        Purchase of Common Stock.    On the Purchase Date, a participating employee is credited with the number of whole shares of common stock purchased under the ESPP for the applicable offering period. Common stock purchased under the ESPP is held by a broker we designate. We may require shares be retained with such broker for a designated period of time, and may impose a holding period requirement of up to twelve months from the Purchase Date for shares of common stock purchased by participating employees under the ESPP. We may also establish procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.

        If in any purchase or offering period the number of unsold shares that may be made available for purchase under the ESPP is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds remaining in a participating employee's account will be refunded.

        Termination of Participation.    A participating employee will be refunded all monies in his or her account, and his or her participation in the ESPP will be terminated, if, prior to the Purchase Date: (i) the employee ceases to be eligible to participate in the ESPP, (ii) the Board of Directors terminates the ESPP (provided that termination of the ESPP will not impair the vested rights of the participant), or (iii) the participating employee leaves the employ of Array, other than by retirement, or is discharged for cause.

        If a participating employee terminates participation in the ESPP because of his or her retirement or death, or because of an involuntary termination of employment without cause, the employee (or his or her representative in the event of death) can choose to either: (i) purchase common stock on the Purchase Date with the amounts then accumulated in the employee's account or (ii) have all monies in the employee's account refunded.

        Lay-off, Authorized Leave of Absence or Disability.    During any period of absence of the employee from work due to lay-off, authorized leave of absence or disability, the employee can elect (i) to have payroll deductions suspended or (ii) to make periodic payments to the ESPP in cash. If the participating employee returns to active service prior to the Purchase Date, the employee's payroll deductions will be resumed. If the employee did not make periodic cash payments during the employee's period of absence, the employee may elect to either: (x) make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment; (y) not to make up the deficiency in his or her account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares which may be purchased with the amount, if any, credited to the employee's account on the Purchase Date; or (z) withdraw the amount in the employee's account and terminate the employee's option to purchase. If a participating employee's period of lay-off, authorized leave of absence or disability terminates on or before the Purchase Date, and the employee has not resumed active employment with Array or a participating affiliate, the employee will receive a distribution of his or her account.

        Assignment.    No participating employee may assign his or her rights to purchase shares of common stock under the ESPP, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the ESPP may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once stock has been issued to the employee or for his or her account, such stock may be assigned the same as any other stock.

        Amendment of Plan.    The Board of Directors may, at any time, amend the ESPP in any respect; provided, however, that without approval of our stockholders, no amendment can be made by the Board of Directors (i) increasing the number of shares that may be made available for purchase under the ESPP or (ii) changing the eligibility requirements for participating in the ESPP. In addition, no amendment may be made to the ESPP that impairs the vested rights of participating employees.

        Termination of Plan.    The Board of Directors may terminate the ESPP at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. The ESPP will, without further action of the Board of Directors, terminate at the earlier of (i) the expiration of the term of the ESPP, which is currently September 8, 2020, and (ii) such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

        Reorganizations.    Upon a reorganization in which we are not the surviving corporation or a sale of assets or stock, the ESPP and all rights outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the rights under the ESPP with rights covering the stock of the successor corporation.

        No Employment Rights.    Neither the ESPP nor any right to purchase common stock under the ESPP confers upon any employee any right to continued employment with Array or a participating affiliate.

Federal Income Tax Consequences

        The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the ESPP are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of an offering period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

        If the participating employee holds the common stock purchased under the ESPP for at least two years after the first day of the offering period in which the common stock was acquired (the "Grant Date") and for at least one year after the date the common stock is purchased, when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

        (i)    the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

        (ii)   the fair market value of the common stock on the Grant Date multiplied by the discount percentage for stock purchases under the ESPP. The discount percentage is currently 15%, although we may use a lesser discount percentage, including a zero discount percentage.

        If the participating employee disposes of the common stock within two years after the Grant Date or within one year after the date the common stock is purchased, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the ESPP (such as by sale, exchange or gift).

        Upon disposition of the common stock acquired under the ESPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

        If the participating employee satisfies the two-year holding period for common stock purchased under the ESPP, we will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income. Otherwise, the ESPP has no tax effect on Array.

        The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

Plan Benefits Under Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan

        The following table sets forth, for our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers named in this proxy statement, all current executive officers as a group and all other employees who participated in the ESPP as a group: (a) the number of shares of common stock purchased under the ESPP during the year ended June 30, 2009, and (b) the dollar value of the benefit, which is calculated as the fair market value per share of the common stock on the date of purchase, minus the purchase price per share of common stock under the ESPP:

Name of Individual and Position or Identity of Group	Number of Shares Purchased (#)(1)	Dollar Value of Benefit ($)(1)
Robert E. Conway, Chief Executive Officer	1,456	$885
Kevin Koch, Ph.D., President and Chief Scientific Officer	—	—
David L. Snitman, Ph.D., Chief Operating Officer and Vice President, Business Development	—	—
R. Michael Carruthers, Chief Financial Officer	767	466
John R. Moore, Vice President and General Counsel	3,298	2,004

All current executive officers as a group (5 persons)	5,521	3,355
All other employees as a group	379,752	230,699

(1)
Consists of shares purchased under the ESPP as of December 31, 2008 and does not include shares for which purchase rights have accumulated under the ESPP for the offering period that began January 1, 2009 as the number of shares to be purchased and the dollar value of those shares are not determinable.

 Equity Compensation Plan Information

        The following table provides information as of June 30, 2009 about the shares of common stock that may be issued upon the exercise of options, under our existing equity compensation plans, which include the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan. Array has no equity compensation plans that have not been approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-Average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by stockholders:
Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan(1)	9,263,265	$7.06	5,110,750
Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan(2)	—	—	423,885
Equity compensation plans not approved by stockholders	—	—	—

Total	9,263,265		5,354,635

(1)
The shares available for issuance under the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan is increased automatically by an amount equal to the difference between (a) 25% of our issued and outstanding shares of capital stock (on a fully diluted, as converted basis), and (b) the sum of the shares relating to outstanding option grants plus the shares available for future grants under such Stock Option and Incentive Plan.

(2)
The number of securities remaining available for future issuance does not include the additional 600,000 shares proposed to be authorized for issuance under the Employee Stock Purchase Plan for which stockholder approval is being sought at the 2009 Annual Meeting.

Required Vote

        The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to approve the amendment to the ESPP. Abstentions will have the same effect as a negative vote. Broker "non-votes" will not be counted for purposes of approving Proposal 2.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN CONTAINED IN PROPOSAL 2.

 PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We are asking the stockholders to ratify the Audit Committee's selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2010. If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Array and our stockholders.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

        The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a negative vote. Broker "non-votes" will not be counted for purposes of approving Proposal 3.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2010.

 AUDIT COMMITTEE REPORT

        The information in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

        The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2009, with our management and with our independent registered public accountants, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 114, as amended, relating to the conduct of the audit. The Audit Committee also discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the independent registered public accountants with their independence.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2009 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee Gil J. Van Lunsen Kyle A. Lefkoff John L. Zabriskie, Ph.D.

Fees Billed by the Principal Accountant

        We were billed the following fees by our independent registered public accountants for the fiscal years ended June 30, 2009 and 2008:

	Years Ended June 30,
	2009	2008
Audit Fees(1)	$684,101	$507,933
Audit-Related Fees(2)	26,129	11,020
Tax Fees(3)	0	0
All Other Fees(4)	0	0

    (1)
    Audit fees consist of fees for services necessary to perform the audit of our financial statements for fiscal years 2009 and 2008, statutory audits, attest services and consents and assistance with, and review of, documents filed with the SEC.

    (2)
    Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review.

    (3)
    Tax fees consist of fees for tax compliance, tax advice and tax planning services.

    (4)
    All other fees include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

        The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee approved all audit fees for fiscal year 2009.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 1, 2009, by:

  •
  each of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our named executive officers;

  •
  each of our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(a)
Named Executive Officers
Robert E. Conway(b)	1,329,654	2.7%
R. Michael Carruthers(c)	272,794	*
Kevin Koch, Ph.D.(d)	1,284,804	2.6%
David L. Snitman, Ph.D.(e)	1,939,893	4.0%
John R. Moore(f)	136,755	*
Directors
Kyle A. Lefkoff(g)	125,585	*
Francis J. Bullock, Ph.D.(h)	115,000	*
Marvin H. Caruthers, Ph.D.(i)	525,884	1.1%
Douglas E. Williams, Ph.D.(j)	52,500	*
Gil J. Van Lunsen(k)	56,260	*
John L. Zabriskie, Ph.D.(l)	155,000	*
All directors and executive officers as a group (11 persons)(m)	5,994,129	11.8%
Five Percent Shareholders
FMR LLC(n)	4,761,670	9.9%
Deerfield Management Company, LP(o)	4,803,950	9.9%
Columbia Wanger Asset Management, LP(p)	4,596,846	8.4%
Capital Research Global Investors(q)	3,615,000	7.5%
Barclays Global Investors, NA(r)	2,717,752	5.6%

*
Less than 1%.

(a)
Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 48,135,776 shares outstanding on September 1, 2009 plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 31, 2009. Except as otherwise specified below, the address of each of the beneficial owners identified is c/o Array BioPharma Inc., 3200 Walnut Street, Boulder, Colorado 80301.

(b)
Includes options to purchase 927,267 shares of common stock that are exercisable as of October 31, 2009 and 51,000 shares held in uniform gift to minor accounts for the benefit of Mr. Conway's children.

(c)
Includes options to purchase 190,364 shares of common stock that are exercisable as of October 31, 2009. Mr. Carruthers has also pledged 50,000 shares to secure his obligations under a loan to a third party.

(d)
Includes options to purchase 552,045 shares of common stock that are exercisable as of October 31, 2009, 99,000 shares held in trust for the benefit of Dr. Koch's children and 43,286 shares of common stock held by Dr. Koch's spouse.

(e)
Includes options to purchase 473,499 shares of common stock that are exercisable as of October 31, 2009, 119,950 shares of common stock held in trust for the benefit of Dr. Snitman's minor children and 456,473 shares held in a grantor retained annuity trust of which Dr. Snitman is the trustee.

(f)
Includes options to purchase 129,386 shares of common stock that are exercisable as of October 31, 2009 and options to purchase 1,050 shares of common stock that are exercisable as of October 31, 2009 held by Mr. Moore's spouse.

(g)
Includes 15,000 shares of common stock in trust for the benefit of Mr. Lefkoff's minor children, 6,000 shares of common stock held by BV Partners III Profit Sharing account for the benefit of Mr. Lefkoff and options to purchase 75,000 shares of common stock that are exercisable as of October 31, 2009. The address of Mr. Lefkoff is c/o Boulder Ventures, 1900 Ninth Street, Suite 200, Boulder, Colorado 80302.

(h)
Includes options to purchase 105,000 shares of common stock that are exercisable as of October 31, 2009.

(i)
Includes 131 shares of stock held by The Caruthers Family, LLC, of which Dr. Caruthers is the manager and a member. Dr. Caruthers disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in such shares. Includes 450,753 shares of common stock held in a grantor retained annuity trust of which Dr. Caruthers is the trustee and options to purchase 75,000 shares of common stock that are exercisable as of October 31, 2009.

(j)
Includes options to purchase 50,000 shares of common stock that are exercisable as of October 31, 2009.

(k)
Includes options to purchase 51,000 shares of common stock that are exercisable as of October 31, 2009.

(l)
Includes options to purchase 95,000 shares of common stock that are exercisable as of October 31, 2009.

(m)
Includes options to purchase 2,724,611 shares of common stock that are exercisable as of October 31, 2009.

(n)
Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 17, 2009, reporting 4,761,670 shares beneficially owned by both FMR LLC and Edward C. Johnson 3d, the chief executive officer and a control person of the foregoing entities. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(o)
Consists of 1,669,606 shares beneficially owned by Deerfield Partners, LP; 138,171 shares beneficially owned by Deerfield Special Situations Fund, LP; 2,546,552 shares beneficially owned by Deerfield International Limited; and 243,517 shares beneficially owned by Deerfield Special Situations Fund International Limited. All such shares are beneficially owned by James E. Flynn, the managing member and a control person of the foregoing entities. The address of Deerfield Management Company, LP is 780 Third Avenue, 37th Floor, New York, NY 10017.

(p)
Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 15, 2009, reporting 4,065,000 shares beneficially owned by Columbia Wanger Asset Management, LP. The address of Columbia Wanger Asset Management, LP is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(q)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 13, 2009, reporting 3,615,000 shares beneficially owned by Capital Research Global Investors, a division of Capital Research and Management Company. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(r)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 5, 2009, reporting 1,225,186 shares beneficially owned by Barclays Global Investors, NA; 1,492,566 shares beneficially owned by Barclays Global Fund Advisors and all 2,717,752 shares beneficially owned by Barclays Global Investors (Deutschland) AG. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, CA 94105.

 EXECUTIVE OFFICERS

        The table below shows the names, ages and positions of our executive officers as of September 1, 2009.

Name	Age	Position
Robert E. Conway	55	Chief Executive Officer
Kevin Koch, Ph.D.	49	President and Chief Scientific Officer
David L. Snitman, Ph.D.	57	Chief Operating Officer and Vice President, Business Development
R. Michael Carruthers	51	Chief Financial Officer
John R. Moore	45	Vice President, General Counsel and Secretary

        Please see "PROPOSAL 1 ELECTION OF DIRECTORS—Board of Directors" above for the biographies of Mr. Conway, Dr. Koch and Dr. Snitman.

        R. Michael Carruthers has served as our Chief Financial Officer since December 1998, and served as Secretary from December 1998 until October 2002. Prior to joining Array, Mr. Carruthers was Chief Financial Officer from October 1993 until December 1998 of Sievers Instrument, Inc. From May 1989 until October 1993, Mr. Carruthers was the treasurer and controller for the Waukesha division of Dover Corporation. Mr. Carruthers was previously employed as an accountant with Coopers & Lybrand, LLP. He currently serves on the Board of Directors of Pyxant Labs, a private company. Mr. Carruthers received a B.S. in accounting from the University of Colorado and an M.B.A. from the University of Chicago.

        John R. Moore has served as our Vice President and General Counsel since May 2002 and as Secretary since October 2002. Prior to joining Array, Mr. Moore was an associate for three years with the law firm of Wilson Sonsini Goodrich & Rosati where he negotiated transactions involving technology, intellectual property and products. From September 1992 to July 1996, and August 1996 to June 1999, Mr. Moore was an associate with the law firms of Kenyon & Kenyon and Arnold White & Durkee, respectively, where he focused on intellectual property matters. Mr. Moore received a J.D. from the University of North Carolina at Chapel Hill School of Law, a M.S. in Biochemistry from the University of Illinois at Urbana-Champaign and a B.S. in Chemistry from the University of North Carolina at Chapel Hill.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This section provides information regarding the compensation program in place for our named executive officers, or NEOs, who consist of our principal executive officer, principal financial officer and the three most highly-compensated executive officers other than the principal executive officer and principal financial officer, for our fiscal year ended June 30, 2009. It includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

General

        The Compensation Committee of our Board of Directors, or the Committee, has responsibility for determining the compensation of our NEOs for approval by our independent directors. The Committee also administers our Amended and Restated Stock Option and Incentive Plan and our Amended and Restated Employee Stock Purchase Plan, and considers and approves new hire and periodic retention grants under the Option Plan to NEOs and other members of management and determines the terms of performance-based compensation under our annual Performance Bonus Program applicable to our NEOs and other salaried employees. The Committee acts pursuant to a charter that has been approved by our Board, a copy of which is available on the Investor Relations section of our website at www.arraybiopharma.com.

Objectives and Philosophy of Our Compensation Program

        The compensation program for our NEOs is designed to attract, retain, motivate and reward talented executives who can contribute to our long-term success and thereby build value for our stockholders. Our compensation program is based on the following key principles:

  •
  A significant component of pay that is linked with performance and the achievement of our strategic goals.

  •
  Overall compensation that is competitive in the industry in which we compete for executive talent.

  •
  Alignment of NEO interests with those of our stockholders through equity compensation.

  •
  Recognition of individual contributions, teamwork and performance.

Other factors specific to our company weigh heavily into our NEO compensation decisions, such as the following:

          Evolution of Business.    Our NEOs are executing our business strategy to build a commercial-stage biotechnology company, and we believe their compensation should create appropriate incentives that are consistent with this strategy. Accordingly, the Committee evaluates and adjusts the performance metrics for performance-based compensation for our NEOs to align them with our strategic goals. In addition, our senior team, which has not appreciably increased in size, is managing a changing and increasingly complex business. We strive to recognize these efforts by compensating NEOs for the increased demands and risks associated with our business model, such as through annual cash bonuses and stock option awards.

          Intense competition for management talent.    Like any company, we strive to recruit top talent at all levels of our organization. It is Array's strategy to build an integrated, commercial-stage biopharmaceutical company. The competition for executive talent in certain areas of our business, most notably clinical development talent, is especially intense. As we build our clinical capabilities, we may on occasion find it necessary to exceed the total compensation offered by more established competitors, including our peer group, to attract the talent we need in this area.

Compensation Methodology

        The Committee annually reviews target salary, performance bonus and equity compensation for our NEOs and other members of senior management, and periodically reviews other elements of compensation. Compensation decisions are based primarily on the following:

  •
  Peer and industry data.  The Committee uses peer and industry data as a reference in setting base salaries, determining the appropriate level and mix of equity compensation and the type and portion of compensation tied to performance goals.

  •
  Annual performance reviews.  Our Chairman conducts annual performance reviews of our Chief Executive Officer, and our Chief Executive Officer conducts and presents the performance reviews of the other NEOs and members of senior management to the Committee at the end of each fiscal year. Based on these reviews, the Committee considers individual factors, such as:

  •
  Long-term performance

  •
  Tenure with the company

  •
  Retention concerns

  •
  Prior and potential for future contributions to company growth

  •
  Industry experience

  •
  CEO recommendations.  The Committee seeks the input of Mr. Conway in setting the salary and target bonus levels for other NEOs and members of management. The Committee also considers recommendations from Mr. Conway regarding annual performance metrics and target amounts under the Performance Bonus Program.

        Following the end of each fiscal year, the Committee reviews and determines the base salaries of Mr. Conway and the other NEOs and approves the target bonus amounts under the Performance Bonus Program for the upcoming fiscal year based on a percentage of base salary for the NEOs and the rest of the management team. The Committee determines the annual performance goals under the Performance Bonus Program for the upcoming year through an iterative process with management, adjusting as appropriate the recommendations of management regarding the performance metrics and the target amounts in light of the Company's near- and long-term strategic goals and operational plan for the upcoming year. Following completion of the audit of our annual financial statements, the Committee approves the specific bonus amounts payable to the NEOs and other members of management under the Performance Bonus Program based on actual company and individual performance.

        The Committee's approach in establishing Mr. Conway's compensation is consistent with the approach in establishing the compensation of the other NEOs, but to base a larger percentage of his target compensation on Array's long-term performance. Accordingly, under Mr. Conway's employment agreement, Mr. Conway is eligible to receive an annual performance-based bonus, anticipated to range between 25% and 75%, with a target of 50%, of Mr. Conway's base salary, provided that minimum performance criteria are achieved under the Performance Bonus Program.

        The Committee has the authority to engage outside compensation consultants to advise it in determining executive compensation and during fiscal 2008 retained Watson Wyatt Worldwide to perform a comprehensive analysis of our executive compensation programs. The Committee did not retain compensation consultants during fiscal 2009. The Committee principally uses outside consultants to provide a competitive assessment of our compensation programs against a group of peer companies in our industry and with whom we compete for executive talent and to provide input to the Committee on structuring and implementing these programs in fulfilling our compensation objectives.

        Peer and Industry Data.    As a point of reference to ensure our compensation is competitive, the Committee considers peer company and industry survey data. In setting NEO compensation for fiscal 2009, the Committee analyzed publicly available data for the following 15 peer pharmaceutical and biotechnology companies.

•	Acadia Pharmaceuticals, Inc.	•	Isis Pharmaceuticals, Inc.
•	Arena Pharmaceuticals, Inc.	•	Lexicon Pharmaceuticals, Inc.
•	Ariad Pharmaceuticals, Inc.	•	Regeneron Pharmaceuticals, Inc.
•	CV Therapeutics Inc.	•	Seattle Genetics Inc.
•	Dendreon Corporation	•	Xenoport, Inc.
•	Exelixis, Inc.	•	Xoma Ltd.
•	Idenix Pharmaceuticals Inc.	•	Zymogenetics, Inc.
•	Incyte Corporation

        These peer companies were selected in fiscal 2008 from among publicly-held U.S. pharmaceutical and biotechnology companies based on the following criteria: companies with comparable operations, a market capitalization of not less than approximately $400 million or more than $1.2 billion, not fewer than 100 or more than 750 employees, clinical development-stage operations and a substantial portion of their revenues not related to marketed products. These companies are the same companies we use in comparing our overall performance. We also take into account broader based life sciences industry survey data for executive compensation among companies of our size published by Radford Surveys and Consulting as we believe that this information provides us with a statistically significant sample that supplements our peer group data. We generally target total compensation for our NEOs at the 50th percentile of the survey group; however total compensation for several of our NEOs in fiscal 2009 and historically has been below this level because an NEO may have fewer responsibilities than the comparable executive level in the survey group, or as a result of other factors, including historical pay, individual performance and marketplace demands for the position.

        As our business model evolves, the Committee will reevaluate the peer companies used in benchmarking executive compensation to ensure the peer companies are comparable in size, market capitalization and the scope and nature of their operations to Array.

Elements of Our Compensation Program

        The primary components of executive compensation are industry competitive salaries, bonuses of cash and/or equity based on annual operational and financial objectives and on individual merit, and equity compensation grants of stock options upon hiring and periodically through retention grants.

        Salary.    We believe base salary is the key compensation-related reference point for individuals considering an employment change and that we must offer industry competitive base salaries. Our peer group analysis and industry survey data therefore serve as a starting point in setting salaries for our NEOs. We generally target a base salary for NEOs at the 50th percentile of the survey group, although for fiscal 2009 and historically base salary for several of our NEOs has been below this level, with limited exceptions where an NEO takes on additional responsibilities or has unique and valuable experience. Although peer data is an important reference point, the Committee recognizes that titles and levels of responsibility vary greatly from company to company and considers other factors, such as industry experience and competition for talent in certain areas.

        Performance Bonus Program.    As more fully described below, we have established a Performance Bonus Program under which bonuses are paid to our NEOs and other employees based on achievement of company performance goals and objectives established by the Committee as well as on individual performance. The bonus program is intended to strengthen the connection between individual compensation and company success; reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and help ensure that our compensation is competitive. We have historically paid bonuses under the Performance Bonus Program in cash, although in accordance with the terms of the Performance Bonus Program, the Committee may determine to pay bonuses in shares of common stock, stock options, cash or any combination. For the bonus payouts in fiscal 2009, the Committee has approved the issuance of shares of common stock under our Amended and Restated Stock Option and Incentive Plan, primarily as a means of helping Array conserve its capital resources.

        Each NEO is eligible to receive a bonus under the program calculated by multiplying his base salary by a percentage value assigned to him or to his position by the Committee. During fiscal 2009, the target bonus amounts were 35% or 40% of base salary for our executive officers other than Mr. Conway, and Mr. Conway's target bonus amount was 50% of his base salary. Following the end of each fiscal year, the Committee determines in its discretion the extent to which the company-wide and individual performance goals were attained. Based on this assessment, the Committee awards bonuses equal to a varying percentage of an employee's target bonus amount. The Committee may award a bonus in an amount less than or greater than the amount earned by a participant under the bonus program, and individual bonuses can vary significantly based on performance. No bonuses are guaranteed under the program and the Committee can amend the program at any time until bonuses are paid.

        Performance metrics.    The performance bonuses for fiscal 2009 were based both on individual performance and on our performance relative to the following performance criteria:

  •
  Financial goals consisting of revenue, earnings per share and year-end cash targets;

  •
  Discovery research goals for our proprietary drug programs;

  •
  Development goals relating to our proprietary drug programs; and

  •
  Partnering goals relating to new out-licensing transactions.

          In determining the bonus awards for fiscal 2009, the foregoing goals were weighted as follows: financial goals 15%; discovery research goals 20%; development goals 40%; and the partnering goals 25%.

          Annual Performance Goals.    The Committee establishes minimum, target and stretch goals for each performance metric annually based on the company's internal forecasts and through an iterative process with management. For fiscal 2009, the minimum, target and stretch financial goals were revenue of $23 million, $25 million and $27 million, respectively; loss per share of ($2.99), ($2.90) and ($2.60), respectively; and fiscal year end cash and cash equivalents of $100 million, $120 million and $140 million, respectively. The minimum, target and stretch discovery research goals for fiscal 2009 were 4, 5 and 6, respectively, filed INDs (or EU equivalent) or initiated GLP toxicology studies. The fiscal 2009 minimum, target and stretch development goals were achievement of 8, 10 and 12, respectively, milestones consisting of either (i) Phase 1, Phase 1b and/or Phase 2 trials that were fully enrolled or for which maximum tolerated dosing was achieved, or were completed, or on which Array reported results during the fiscal year, or (ii) commencement of Phase 1b or Phase 2 trials. Finally, upfront or milestone payments aggregating $40 million, $60 million or $80 million were the minimum, target and stretch partnering goals, respectively, for fiscal 2009. Identical performance goals form the basis for the bonus structure for almost all of our salaried employees, and we believe there is an intangible benefit to focusing all levels of personnel on consistent goals. We also believe there is a strong correlation between achievement of these goals and the success of our business as measured by our stock performance and the perception of analysts and investors.

          The Committee strives to set the stretch performance goals at ambitious levels to provide a meaningful incentive. We have not historically met the stretch goals and have met or slightly exceeded the target level goals. For fiscal 2009, 2008 and 2007, we achieved 80%, 95% and 117.5% of the target level goals, respectively, established by the Committee. Generally, the Committee sets the minimum, target and stretch goals such that the relative level of difficulty of achieving the target level is consistent from year to year. The Committee considers the minimum goals to be likely to be achieved, the target goals to be difficult to achieve and the stretch goals to be improbable to achieve. A percentage of each NEO's target bonus amount may be awarded following the end of the fiscal year based on whether the minimum, target or stretch goals are met and the weighting of those goals. The Committee has discretion to award bonuses under the program if a particular performance goal is not met.

          In determining the bonus awards for fiscal 2009, the Compensation Committee determined that the target revenue goal, at $25.0 million, and the loss per share goal, at ($2.67), were met and the minimum year-end cash target, at $100 million, was not achieved (resulting in a blended rate of 66.67% of the target financial goals). The Compensation Committee also determined that the Company achieved the stretch discovery research goal after filing six INDs or commencement of regulated toxicology studies (resulting in achievement of 150% of the target goal). The Compensation Committee also approved achievement of 100% of the target development goal, with commencement of three Phase 1b trials and one Phase 2 trial, and with enrollment completed and maximum tolerated dosing achieved, or completion and results reported for one Phase 1 trials, three Phase 1b trials and two Phase 2 trials. Finally, the Compensation Committee determined that the partnering goal was not achieved. After applying the weighting factors previously established by the Compensation Committee to each of the goals, this performance resulted in a total weighted average score of 80.0%, which was the score the Compensation Committee used to calculate the fiscal 2009 bonus amounts to be paid under the Performance Bonus Program in accordance with the formulas set forth in the Performance Bonus Program.

          Individual Performance.    The Committee also evaluates individual performance in approving the specific bonus amount that an NEO or other participant is entitled to based on the individual's performance review.

        Equity Compensation.    We provide equity compensation to our NEOs in the form of stock option grants under our Amended and Restated Stock Option and Incentive Plan. The Committee believes stock option awards to our NEOs and other employees encourage retention, because the recipient must remain employed with the company to receive the award. The Committee also believes stock options align the interests of management and our stockholders, since they are of no value to the executive if our stock's value does not increase. For these reasons, the Committee considers stock options to be an important part of total compensation for our executives.

        Our implementation of Statement of Financial Accounting Standards No. 123(R) makes granting stock options somewhat less attractive by requiring that we expense the fair value of the grant for financial accounting purposes. Although this accounting treatment is one of the factors we consider in awarding options, it has not had a significant impact on our granting practices, since we believe stock options remain a highly valued component of the overall compensation package for management of a growth company such as ours and are the primary means by which our executives share in the company's growth.

        Stock options are awarded to all of our salaried employees, including NEOs, upon hiring. In addition, following the end of each fiscal year the Committee considers whether to award retention grants to existing employees, including NEOs. If awarded, retention grants historically were approved on four-year cycles for employees, including our NEOs, to correspond to the duration of the standard vesting schedule of option grants. Effective in fiscal 2009, retention grants will be made on an annual basis and will vest in four equal annual installments. The Committee approved this change due to its observation that grants every four years can result in a significant portion of our employees with options that are not in-the-money for the four-year vesting term due to the historical volatility of our stock price. The Committee believes that annual retention grants will minimize the distortion created by stock price volatility while continuing to provide a meaningful ongoing incentive for our NEOs and other employees to remain with Array. In addition, with annual grants, employees will have a significant number of unvested options each year and there will be fewer instances in which options will fully vest prior to the next retention grants later in the year, thereby providing a stronger retention incentive.

        The Committee also considers on an annual basis whether to award shares of common stock or options rather than cash under our performance bonus program described above, and has discretion to approve additional stock option awards for reasons such as strong individual performance or internal pay equity considerations.

        Stock options generally vest in four equal annual installments beginning on the one-year anniversary of the hire date for new hire grants. New hire grants are approved each month with a grant date of the last trading day of the month, and grant dates for other types of awards are on the date approved by the Committee. The exercise price of all employee stock options is equal to the fair market value of our common stock on the date of grant, measured as the closing price of our common stock on the grant date as reported by the Nasdaq Stock Market.

        In establishing award levels, including for NEOs, the Committee takes into account an analysis of peer group data and industry survey data and, for retention grants, individual performance. The Committee also considers individual contribution and performance, based in part on input from our Chief Executive Officer for grants to other NEOs and employees, and the difficulty in replacing certain individuals within the organization. We believe that competitors who might try to hire away our employees would offer new equity awards to our employees without regard to the value of any prior awards made by us. Therefore, we do not consider the equity ownership levels of the recipients, the size of prior awards that are fully vested or amounts realized by the executives for previous awards.

          Option Grant Practices.    Historically, the timing of our grants of stock options has been based on internal, operational factors. New hire grants are typically awarded on the last trading day of each month and retention grants are awarded following the end of each fiscal year. We have not had, and do not intend to implement, a practice of "timing" our grant awards to give effect to the pending public release of material information, and any grants we may have made to senior executives in proximity to a release of earnings or other material information is coincidental. The Committee has delegated authority to three of its members, Mr. Lefkoff, Dr. Bullock and Dr. Caruthers, to approve option grants for non-executives. These may be awards for new hires and are reported on a periodic basis to the Committee.

        Deferred Compensation Plan.    We established a Deferred Compensation Plan, or the DCP, to provide NEOs and other eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Committee (including each of the NEOs) are eligible to participate in the DCP. Participants may defer up to a maximum of 100% of their annual base salary and their annual incentive bonus. Under the DCP, the Committee may, in its sole discretion, make matching contributions which vest over a four-year vesting schedule beginning upon commencement of employment, or may make discretionary contributions in any amount it desires to any participant's account based on vesting provisions determined in the Committee's discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause.

        During fiscal year 2009, all of the NEOs were participants under the DCP and they were all 100% vested. As of June 30, 2009, the Committee has not approved any discretionary contributions, and has approved matching contributions of up to 4% of the executive's total base salary and bonus compensation for the year.

        The DCP is intended to both qualify as a "top hat" plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to comply with the requirements of Section 409A of the Internal Revenue Code that govern nonqualified deferred compensation plans. The DCP is an unfunded plan for tax purposes and for purposes of Title I of ERISA. A "rabbi trust" has been established to satisfy our obligations under the DCP.

        The Committee selects investment indices consisting of mutual funds, insurance company funds, indexed rates or other methods for participants to choose from for the purpose of providing the basis on which gains and losses are attributed to account balances under the DCP. Participants are entitled to select one or more investment indices and they do not have an ownership interest in the investment indices they select. The Committee may, in its sole discretion, discontinue, substitute or add investment indices at any time.

        Payments from the DCP are made in a lump sum or in annual installments for up to ten years at the election of the participant. In addition, participants may elect to receive a short-term payout of a deferral as soon as January 1 of the fourth year after the end of the Option Plan year in which the deferral was made.

        Payments Upon Termination or Change in Control.    We have entered into employment agreements with each of our NEOs which provide for severance payments upon certain terminations of employment, including in connection with a change in control of Array, and for the acceleration of vesting of outstanding stock options upon a change in control. Based on our analysis of industry compensation data, post-termination protection through severance compensation for executive officers is common among our peer group, and the Committee believes that it is essential to our ability to attract and retain talented executives. The Committee believes having a mutually agreed-to severance package in place prior to any termination event provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest. In addition, we believe post-termination compensation if an officer is terminated as a result of a change of control transaction promotes the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction. Our obligation to pay severance to Mr. Conway is conditioned on his continued compliance with confidentiality and non-competition obligations for one year after termination, as well as on the execution of a mutually acceptable release agreement.

        The terms of the employment agreements, including the severance compensation, are described in more detail below under the headings "Employment Agreements" and "Potential Payments upon Termination or Change-in-Control" beginning on pages 34 and 36, respectively, of this proxy statement.

        Employee Stock Purchase Plan.    We have a tax-qualified employee stock purchase plan, or ESPP, that is made available to all employees, including our NEOs. The ESPP allows participants to acquire shares of our common stock at a discount of 15% to the market price with up to 15% of their base salary, subject to a $25,000 per calendar year maximum. The purpose of the ESPP is to encourage employees to become stockholders of Array to better align their interests with those of our other stockholders.

        Perquisites.    Substantially all benefits we provide to our executives are made available to all of our other salaried employees on a non-discriminatory basis, and for this reason are not considered "perquisites". Benefits we provide on a non-discriminatory basis include our medical and dental insurance, life insurance, 401(k) plan and the ESPP. Relocation expenses also are reimbursed but are individually negotiated when they occur. The aggregate incremental cost to us of all the perquisites we provided to any NEO in fiscal 2009 was less than $10,000.

        Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of non-performance-based compensation that we may deduct in any one year with respect to each of our five most highly-paid executive officers. We have taken actions necessary to ensure the deductibility of payments under the annual Incentive Bonus Program as performance-based compensation under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. However, the Committee considers the impact of Section 162(m) when making pay changes to each NEO and its normal practice is to take such action as is necessary to preserve our tax deduction to the extent consistent with our compensation policies. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our shareholders.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors of Array BioPharma Inc. oversees Array's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

        In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and our Proxy Statement to be filed in connection with our 2009 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Kyle Lefkoff (Chair)
Francis Bullock, Ph.D.
Marvin Caruthers, Ph.D.
Douglas Williams, Ph.D.

 Summary Compensation Table

        The following table sets forth compensation earned during the fiscal year ended June 30, 2009 by each of our named executive officers who were serving as executive officers as of June 30, 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compen-sation(4)	Total ($)
Robert E. Conway,	2009	$513,750	$208,000	$550,675	$—	$39,755	$1,312,180
Chief Executive Officer	2008	477,500	—	472,171	235,125	36,790	1,221,586
	2007	412,500	—	461,759	199,750	33,236	1,107,245
R. Michael Carruthers,	2009	271,250	77,000	146,375	—	23,808	518,433
Chief Financial Officer	2008	252,500	—	101,296	86,450	22,948	463,194
	2007	226,250	—	156,797	81,190	21,536	485,773
Kevin Koch, Ph.D.,	2009	405,000	131,200	439,721	—	31,728	1,007,649
President and Chief	2008	382,500	—	336,871	148,200	30,818	898,389
Scientific Officer	2007	350,000	—	329,659	147,960	28,779	856,398
David L. Snitman, Ph.D.,	2009	326,250	92,400	293,847	—	26,739	739,236
Vice President, Business	2008	310,854	—	228,625	104,738	25,986	670,203
Development and Chief	2007	292,750	—	227,758	105,900	24,849	651,257
Operating Officer
John R. Moore,	2009	291,250	82,600	153,173	—	24,874	551,897
Vice President and	2008	272,500	—	104,731	93,100	24,030	494,361
General Counsel	2007	246,000	—	104,782	88,250	22,206	461,238

(1)
Amounts shown in this column for fiscal 2009 consist of the value of bonuses to be paid in shares of our Common Stock to be issued after fiscal 2009 under our Performance Bonus Program for fiscal 2009 performance as described above under "Compensation Discussion and Analysis—Elements of Our Compensation Program—Performance Bonus Program." These amounts do not represent cash payments made to the individuals or amounts realized, or amounts that may be realized, and the number of shares that will be issued will be based on the closing stock price of our Common Stock at issuance.

(2)
The amounts set forth under this column represent the stock-based compensation expense recognized in each fiscal year for financial reporting purposes under Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," disregarding the estimate of forfeitures for service-based vesting conditions. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 12 to our audited financial statements included in our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2009.

(3)
Amounts shown in this column consist of cash bonus amounts paid under our Performance Bonus Program as described above under "Compensation Discussion and Analysis—Elements of Our Compensation Program—Performance Bonus Program."

(4)
The amounts set forth in this column consist of the following:

Name	Year	Perquisites and Other Personal Benefits ($)	Company Contributions to Retirement and 401(k) Plans ($)	Company Contributions to Nonqualified Deferred Compensation Plan ($)	Total ($)
Robert E. Conway	2009	—	$9,800	$29,955	$39,755
	2008	—	9,700	27,090	36,790
	2007	—	9,800	23,436	33,236
R. Michael Carruthers	2009	—	9,500	14,308	23,808
	2008	—	9,600	13,348	22,948
	2007	—	9,100	12,436	21,536
Kevin Koch, Ph.D.	2009	—	9,600	22,128	31,728
	2008	—	9,600	21,218	30,818
	2007	—	9,600	19,179	28,779
David L. Snitman, Ph.D.	2009	—	9,500	17,239	26,739
	2008	—	9,300	16,686	25,686
	2007	—	9,380	15,469	24,849
John R. Moore	2009	—	9,500	15,374	24,874
	2008	—	9,600	14,430	24,030
	2007	—	9,120	13,086	22,206

 Grants of Plan-Based Awards

        The following table sets forth information about grants of awards to our named executive officers during the fiscal year ended June 30, 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)
						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert E. Conway		$130,000	$260,000	$390,000
	9/9/08				100,000	$6.22	$383,200
	4/29/09				100,000	3.01	183,716
R. Michael Carruthers		48,125	96,250	144,375
	9/9/08				37,500	6.22	143,700
	4/29/09				37,500	3.01	68,894
Kevin Koch, Ph.D.		82,000	164,000	246,000
	9/9/08				75,000	6.22	287,400
	4/29/09				75,000	3.01	137,787
David L. Snitman, Ph.D.		57,750	115,500	173,250
	9/9/08				50,000	6.22	191,600
	4/29/09				50,000	3.01	91,858
John R. Moore		51,625	103,250	154,875
	9/9/08				37,500	6.22	143,700
	4/29/09				37,500	3.01	68,893

(1)
Amounts in this column represent the threshold, target and maximum amounts payable under the fiscal 2009 Performance Bonus Program based on achievement of minimum, target and stretch goals, respectively, which are described above in Compensation Discussion and Analysis under "Elements of Our Compensation Program—Performance Bonus Program." The Compensation Committee has determined to pay the bonus amounts earned during fiscal 2009 in shares of our Common Stock, which will be issued after fiscal 2009. The value of the bonus amounts to be paid in shares of Common Stock to each of the named executive officers under this plan for fiscal 2009 has been determined by the Compensation Committee pursuant to the terms of the Performance Bonus Program and are set forth in the Summary Compensation Table above. The number of shares to be issued will be determined based on the closing price of our Common Stock at issuance.

(2)
Options reported in this column were granted under our Amended and Restated Stock Option and Incentive Plan, as amended. Because of a change in the timing of grants, described on page 25, the equivalent of two years of annual grants occurred in fiscal 2009. The options vest in four equal annual installments beginning one year from the grant date and expire ten years from the date of grant. Vesting is subject to acceleration as described below under "Employment Agreements."

(3)
The amounts set forth under this column represent the total grant date fair value of the award calculated as of the grant date in accordance with SFAS 123(R), "Share-Based Payment" and do not represent cash payments made to the individuals or amounts realized, or amounts that may be realized. Under SFAS 123(R), the fair value of awards granted to employees is recognized ratably over the vesting period. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 12 to our audited financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2009.

Outstanding Equity Awards At Fiscal Year End

        The following table shows equity awards granted to our named executive officers outstanding as of June 30, 2009. All awards represent grants of stock options under our Amended and Restated Stock Option and Incentive Plan, as amended.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert E. Conway	228,751	(1)	0	$0.60	11/15/09
	25,000	(2)	0	9.00	08/06/11
	300,000	(3)	0	10.90	11/20/11
	24,750	(4)	0	4.75	01/15/13
	31,429	(5)	0	3.75	08/01/13
	17,337	(6)	0	6.68	07/30/14
	300,000	(7)	100,000	6.51	08/04/15
	0	(8)	100,000	6.22	09/09/18
	0	(9)	100,000	3.01	04/29/19
R. Michael Carruthers	19,500	(10)	0	8.60	07/02/11
	85,000	(11)	0	9.22	04/29/12
	12,090	(4)	0	8.48	07/01/12
	15,321	(5)	0	3.75	08/01/13
	8,453	(6)	0	6.68	07/30/14
	50,000	(12)	50,000	6.51	08/04/15
	0	(13)	37,500	6.22	09/09/18
	0	(14)	37,500	3.01	04/29/19
Kevin Koch, Ph.D.	28,863	(15)	0	0.60	07/01/10
	27,300	(10)	0	8.60	07/02/11
	200,000	(16)	0	9.22	04/29/12
	17,550	(4)	0	8.48	07/01/12
	22,286	(5)	0	3.75	08/01/13
	12,296	(6)	0	6.68	07/30/14
	225,000	(17)	75,000	6.51	08/04/15
	18,750	(18)	56,250	6.22	09/09/18
	0	(19)	75,000	3.01	04/29/19
David L. Snitman, Ph.D.	33,789	(15)	0	0.60	07/01/10
	27,300	(10)	0	8.60	07/02/11
	200,000	(16)	0	9.22	04/29/12
	16,770	(4)	0	8.48	07/01/12
	21,357	(5)	0	3.75	08/01/13
	11,783	(6)	0	6.68	07/30/14
	150,000	(17)	50,000	6.51	08/04/15
	12,500	(18)	37,500	6.22	09/09/18
	0	(19)	50,000	3.01	04/29/19

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
John R. Moore	50,000	(20)	0	11.29	03/26/12
	4,759	(5)	0	3.75	08/01/13
	5,252	(6)	0	6.68	07/30/14
	45,000	(21)	15,000	6.51	08/04/15
	10,000	(22)	10,000	8.37	09/13/16
	9,375	(23)	28,125	6.22	09/09/18
	0	(24)	37,500	3.01	04/29/19

(1)
The option vested as follows: 133,333 shares on December 31, 1999, 106,667 shares on July 2, 2000, 55,000 shares on November 15, 2000, 378,750 shares on November 22, 2000, 5,000 shares each month from December 15, 2000 through November 15, 2001 and 66,250 shares on November 22, 2001.

(2)
The option vested in full on the grant date of August 6, 2001.

(3)
The option vested in four equal annual installments beginning November 15, 2002.

(4)
The option vested in four equal annual installments beginning July 1, 2003.

(5)
The option vested in four equal annual installments beginning July 1, 2004.

(6)
The option vested in four equal annual installments beginning July 1, 2005.

(7)
The option vests in four equal annual installments beginning November 16, 2006.

(8)
The option vests in four equal annual installments beginning November 15, 2009.

(9)
The option vests in four equal annual installments beginning November 15, 2010.

(10)
The option vested in four equal annual installments beginning July 2, 2002.

(11)
The option vested in four equal annual installments beginning December 1, 2003.

(12)
The option vests in four equal annual installments beginning December 1, 2007.

(13)
The option vests in four equal annual installments beginning December 1, 2009.

(14)
The option vests in four equal annual installments beginning December 1, 2010.

(15)
The option vested in 48 equal monthly installments beginning August 1, 2000.

(16)
The option vested in four equal annual installments beginning February 6, 2003.

(17)
The option vests in four equal annual installments beginning February 6, 2007.

(18)
The option vests in four equal monthly installments beginning June 16, 2009.

(19)
The option vests in four equal monthly installments beginning June 16, 2010.

(20)
The option vested in four equal monthly installments beginning March 4, 2003.

(21)
The option vests in four equal monthly installments beginning March 4, 2007.

(22)
The option vests in four equal monthly installments beginning September 13, 2007.

(23)
The option vests in four equal monthly installments beginning March 4, 2009.

(24)
The option vests in four equal monthly installments beginning March 4, 2010.

 Option Exercises and Stock Vested

        The following table shows information concerning options exercised by the named executive officers during the fiscal year ended June 30, 2009.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Robert E. Conway	—	$—
R. Michael Carruthers	—	—
Kevin Koch, Ph.D.	—	—
David L. Snitman, Ph.D.	33,883	119,438
John R. Moore	—	—

    (1)
    The amounts in this column have been calculated based on the closing price per share on the exercise date, as reported by the Nasdaq Stock Market, less the applicable exercise price per share, multiplied by the number of shares underlying these options. As of September 1, 2009, none of the shares shown as acquired upon exercise have been sold.

Non-Qualified Deferred Compensation Table

        The following table sets forth compensation paid to or earned by each of our named executive officers who were serving as executive officers during the fiscal year ended June 30, 2009, pursuant to the Array BioPharma Inc. Amended and Restated Deferred Compensation Plan, as amended.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings or (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of June 30, 2009 ($)(3)
Robert E. Conway	$39,732	$29,955	$(80,764)	$39,884	$93,521
R. Michael Carruthers	14,308	14,308	(23,500)	15,898	51,152
Kevin Koch, Ph.D.	22,128	21,218	(39,396)	51,056	79,254
David L. Snitman, Ph.D.	17,239	17,239	(9,885)	27,734	74,374
John R. Moore	15,374	15,374	(16,818)	18,887	54,557

(1)
The amounts in this column are also included in the Summary Compensation Table above in the salary column.

(2)
Each of the named executive officers were 100% vested in the amounts reported in this column. The amounts in this column are also included in the Summary Compensation Table above in the All Other Compensation Column.

(3)
Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for this and for prior years:

Name	Fiscal 2009 ($)	Prior Years ($)(1)	Total ($)(1)
Robert E. Conway	$69,687	$126,315	$196,002
R. Michael Carruthers	28,616	50,760	79,376
Kevin Koch, Ph.D.	44,256	80,794	125,050
David L. Snitman, Ph.D.	34,478	64,490	98,968
John R. Moore	30,748	55,032	85,780

    (1)
    Mr. Moore was not a named executive officer in fiscal 2008, and $28,860 of the amount shown in these columns for Mr. Moore for fiscal 2008 were not previously reported in the Summary Compensation Table for that year.

Deferred Compensation Plan

        The Array BioPharma Inc. Amended and Restated Deferred Compensation Plan, or the DCP, provides eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Compensation Committee (including each of the Named Executive Officers) are eligible to participate in the DCP. Participants may defer up to a maximum of 100% of their annual base salary and their annual incentive bonus. Under the DCP, the Compensation Committee may, in its sole discretion, make matching contributions which vest in equal annual installments over a four-year period, or may make discretionary contributions in any amount it desires to any participant's account based on vesting provisions determined in the Compensation Committee's discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause. Mr. Conway, Mr. Carruthers, Dr. Koch, Dr. Snitman and Mr. Moore were participants under the DCP in fiscal 2009, and they were all 100% vested. The Compensation Committee has approved matching contributions up to 4% of each of the named executive officers' total salary and bonus for the year.

Employment Agreements

        Robert E. Conway.    On March 1, 2006, we entered into an employment agreement with Mr. Conway to serve as our Chief Executive Officer, following expiration of Mr. Conway's prior employment agreement with us. The agreement has a term of four years, commencing as of the November 19, 2005 effective date of the agreement, and may be renewed for additional one-year terms. Either party may terminate the agreement for any reason upon 30 days' prior notice to the other party during the initial term or any additional term. The agreement provides for an initial annual salary of $375,000, subject to subsequent adjustment at the discretion of the Board of Directors. Mr. Conway is also eligible to receive a cash and/or equity performance bonus each fiscal year based on a percentage of his base salary if he meets performance criteria established by our Board of Directors under our Performance Bonus Program. It is anticipated that the performance bonus for any particular fiscal year will range between 25% and 75%, with a target of 50%, of Mr. Conway's base salary, provided that the minimum performance criteria are achieved. We also agreed to reimburse Mr. Conway for reasonable out-of-pocket expenses he incurs in connection with his performance of services under this agreement.

        If Mr. Conway's employment is terminated by us without cause, as a result of his disability or because he no longer holds the title of Chief Executive Officer, his duties are materially diminished or he is not elected to serve as a member of the Board of Directors, we agreed to pay him a severance payment equal to (i) one year of his then current base salary (provided that if Mr. Conway's termination results from a change in control of Array, the severance amount is two years' current base salary), plus (ii) a pro rata portion of the performance bonus Mr. Conway would have been eligible to receive in the year of termination. The cash severance is payable to Mr. Conway beginning on the date amounts may be paid without incurring additional tax under Section 409A of the Internal Revenue Code, which is referred to as the Section 409A Time Period, in a lump sum based on the number of months in the Section 409A Time Period and then monthly thereafter. The pro rata portion of any performance bonus Mr. Conway would be entitled to receive is payable within 60 days from receipt of our audited financial statements for that fiscal year (but not sooner than the expiration of the Section 409A Time Period). We also agreed to pay 12 months of Mr. Conway's health insurance premiums under COBRA following a termination of service that results in the payment of severance. Severance payments are conditioned on Mr. Conway entering into a mutually acceptable release with us and his compliance with his existing Noncompete Agreement and Confidentiality and Invention Agreement. Under the agreement, all outstanding and unvested options held by Mr. Conway will also vest in full upon a change of control of Array or upon his death. If Mr. Conway terminates his employment without cause or if we terminate his employment for cause, he will not receive any severance payments, performance bonus or acceleration of any of his options granted to him under the agreement.

        Mr. Conway is also subject to a Noncompete Agreement and Confidentiality and Invention Agreement in which he agreed during the term of his employment and for the two years thereafter not to engage in any competing activities in the United States or within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

        Other Executive Officers.    Effective September 1, 2000, we entered into employment agreements with Dr. Koch, Dr. Snitman and Mr. Carruthers, and effective as of March 4, 2002, we entered into an employment agreement with Mr. Moore. The initial terms of the agreements with Dr. Koch, Dr. Snitman and Mr. Carruthers expired in September 2004 and, for Mr. Moore, in March 2004 and have renewed for additional one-year terms. Array or the employee may terminate the agreement for any reason upon 30 days' prior notice to the other. Under these agreements we pay the employees annual salaries ranging from $165,000 to $240,000, subject to subsequent adjustment. During fiscal 2009, annual salaries ranged from $275,000 to $410,000. If the employee is terminated as a result of disability or by us without cause, or if the employee terminates his employment following a reduction in his salary which is treated as a termination without cause by Array, we have agreed to pay the employee a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments, and to cause any unvested options to vest. Upon a change of control of the company, 75% of the employee's outstanding options will vest and the remaining 25% of his options will vest one year later if the employee is still working for us. If an employee decides to terminate his employment following a change of control, he would be entitled to receive the same severance payments described above as if his employment were terminated by us without cause, except that only 75% of his outstanding options will vest. Each of these employees is also subject to a Noncompete Agreement in which he has agreed for a period of two years following his termination not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers, provided that Mr. Moore's noncompete agreement is limited to competing activities with a peer group identified in his employment agreement.

Potential Payments upon Termination or Change in Control

        We have entered into employment agreements with each of our named executive officers that provide for certain payments and acceleration and continuation of benefits upon specified terminations of employment or upon a change in control of Array. The post-termination arrangements under these agreements are described above under "Employment Agreements." In addition, upon a change in control or upon termination of employment other than for cause, any matching or discretionary contributions under the DCP held by a named executive officer that have not vested, fully vest. As of June 30, 2009, each of our named executive officers was fully vested in the DCP.

        The following table reflects the estimated potential payments upon termination or change in control that would be payable to each of the named executive officers who were employed on June 30, 2009. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was June 30, 2009 and (ii) the value of each share subject to a stock option that would be accelerated in the circumstances set forth in the table below equals $3.14, the closing market price of our common stock on June 30, 2009, the last business day of the 2009 fiscal year.

	Cash Severance(1)	Performance Bonus	Continuation of Medical Benefit Plans	Acceleration of Equity Awards		Total
Robert E. Conway
Termination without Cause or Resignation for Good Reason	$495,000	$247,500	$16,308	$13,000		$771,808
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	990,000	247,500	16,308	0		1,266,808
Voluntary retirement	0	0	0	0		0
Disability	495,000	247,500	1,359	13,000		756,859
Death	41,250	0	1,359	13,000		55,609
R. Michael Carruthers
Termination without Cause or Resignation for Good Reason	275,000	0	0	4,875		279,875
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	275,000	0	0	4,875	(2)	279,875
Voluntary retirement	0	0	0	0		0
Disability	275,000	0	0	4,875		279,875
Death	22,917	0	0	4,875		27,792
Kevin Koch, Ph.D.
Termination without Cause or Resignation for Good Reason	410,000	0	0	9,750		419,750
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	410,000	0	0	9,750	(2)	419,750
Voluntary retirement	0	0	0	0		0
Disability	410,000	0	0	9,750		419,750
Death	34,167	0	0	9,750		43,917

	Cash Severance(1)	Performance Bonus	Continuation of Medical Benefit Plans	Acceleration of Equity Awards		Total
David L. Snitman, Ph.D.
Termination without Cause or Resignation for Good Reason	330,000	0	0	6,500		336,500
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	330,000	0	0	6,500	(2)	336,500
Voluntary retirement	0	0	0	0		0
Disability	330,000	0	0	6,500		336,500
Death	27,500	0	0	6,500		34,000
John R. Moore
Termination without Cause or Resignation for Good Reason	295,000	0	0	4,875		299,875
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	295,000	0	0	4,875	(2)	299,875
Voluntary retirement	0	0	0	0		0
Disability	295,000	0	0	4,875		299,875
Death	24,583	0	0	4,875		29,458

(1)
The amounts reported in the table above do not include payments that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, which includes accrued salary and vacation pay, distributions of plan balances under our 401(k) plan, our Employee Stock Purchase Plan or the DCP.

(2)
If the employee is not terminated in connection with a Change in Control, or the employee resigns on or within 30 days after the closing date of an event which constitutes a change in control, only 75% of unvested options vest. The remaining 25% of unvested options would vest only if the employee continues service until the earlier of a termination without Cause or one year from the Change in Control.

        Actual amounts that a named executive officer could receive in the future could differ materially from the amounts reported above as a result of many factors, including changes in our stock price, changes in base salary, target and actual bonus amounts, and the vesting provisions and grants of additional equity awards.

Retirement Savings Plan

        We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the 401(k) Plan. They may enter the 401(k) Plan at the first calendar quarter following their original employment date and make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code. Array matches 100% of the first 4% of each participant's semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the 401(k) Plan year-end by the Board of Directors; no discretionary contributions were made in fiscal 2009. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us. Each of our named executive officers was fully vested in these contributions as of fiscal 2009.

 COMPENSATION OF DIRECTORS

        Cash compensation to our non-employee directors consists of quarterly retainers and meeting fees. The Compensation Committee periodically reviews and analyzes compensation data among the same peer group as is used in determining executive compensation and, as appropriate, adjusts director compensation to ensure that we are able to attract and retain individuals with the experience and expertise we need to help us achieve our strategic goals. During fiscal 2009, the quarterly retainer for non-employee board members was $5,000; meeting fees were $1,000 for each Board meeting they attended. Members of the Compensation Committee and the Corporate Governance Committee received $1,000 for each committee meeting they attended, and the chairs of these committees received an additional $1,000 for each committee meeting that they chaired. Audit Committee members received $2,000 for each Audit Committee meeting they attended and the chair received an additional $2,000 for each Audit Committee meeting that he chaired. Our non-employee directors were compensated at a rate of 50% of the foregoing meeting fees if a Board or committee meeting was held via teleconference. In addition, each non-employee director is reimbursed for his reasonable out-of-pocket expenses incurred by him while attending any meeting of the Board or of a committee of the Board.

        We also grant to our non-employee directors stock options to purchase our common stock under our Amended and Restated Stock Option and Incentive Plan, as amended, at an exercise price equal to the fair market value on the date of grant. In prior years, these grants were made every three years and vested in three equal annual installments, subject to continued board service. In December 2008, our Board of Directors, on the recommendation of the Compensation Committee, approved a change in stock options to be issued to our independent directors to an annual grant of 15,000 shares of common stock vesting in three equal annual installments subject to continued Board service. The number of shares underlying the annual grants are approximately one-third of the number of shares underlying the grants that would be made if grants were made once every three years. The last two tranches of previously granted stock option grants will vest on November 1, 2009 and November 1, 2010. On December 2, 2008 new grants for 15,000 shares, each vesting in three equal annual installments, were made to all our non-employee directors subject to continued Board service.

Director Compensation Table

        The following table sets forth compensation paid to or earned by each of our directors who were serving as directors as of June 30, 2009. Our employee directors do not receive any separate compensation in consideration for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Kyle A. Lefkoff, Chairman	$41,000	$109,095	(2)	$150,095
Francis J. Bullock, Ph.D.	28,500	109,095	(2)	137,595
Marvin H. Caruthers, Ph.D.	26,000	109,095	(2)	135,095
Gil J. Van Lunsen	45,500	108,947	(2)	154,447
Douglas E. Williams, Ph.D.	25,500	108,911	(2)	134,411
John L. Zabriskie, Ph.D.	33,500	109,095	(2)	142,595

(1)
The amounts reported in this column reflect the dollar amounts recognized as stock-based compensation expense in fiscal 2009 for financial accounting purposes, related to stock options granted in prior years, before reflecting forfeitures, determined in accordance with Statement of Financial Accounting Standards No. 123R, "Share-Based Payment." See Note 12 to our audited financial statements set forth in our Annual Report on Form 10-K for fiscal 2009 for the assumptions used in determining such amounts.

(2)
Consists of options to purchase 30,000 shares which vested in fiscal 2009. As of September 1, 2009, outstanding options to purchase 120,000, 150,000, 120,000, 96,000, 95,000 and 140,000 shares of common stock were held by Mr. Lefkoff, Dr. Bullock, Dr. Caruthers, Mr. Van Lunsen, Dr. Williams and Dr. Zabriskie, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current member of the Compensation Committee has been an officer or employee of Array at any time. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors, nor has such a relationship existed in the past.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

        Our Audit Committee charter requires that the Audit Committee approve all related person transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. During 2007, the Audit Committee adopted a written policy governing its review of transactions with related persons. Pursuant to this policy, identified transactions in which related persons have a direct or indirect material interest, are subject to approval or ratification by the Audit Committee. Certain transactions that are not required to be disclosed under Item 404 of Regulation S-K, including compensation and compensation-related transactions, are not subject to this policy. Our policy also requires approval or ratification for any material amendments to ongoing related person transactions. In determining whether to approve a related person transaction, the Audit Committee will consider all relevant facts and circumstances available to it, which may include the benefits of the transaction to the Company, the impact of the transaction on a director's independence, the availability of other sources for comparable products or services, and the terms of the transaction as compared with those available to or from unrelated third parties. No director will participate in the discussion of any related person transaction in which that director has a direct or indirect interest, other than to provide material information about the transaction to the Audit Committee. For purposes of this policy, the term "related person" has the meaning contained in Item 404 of Regulation S-K and includes our executive officers, directors and director nominees (and their respective immediate family members or persons sharing their household), stockholders owning in excess of 5% of our outstanding capital stock or any entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest. During fiscal 2009 the Audit Committee did not approve the terms and conditions of the Facility Agreement entered into in May 2009 with the Deerfield Funds (as defined below), which, because of the significant nature of this transaction, was approved by the full board.

Related Person Transactions

        Prior to our initial public offering and in connection with the sale and issuance of our Series A preferred stock in May 1998, and August 1998, our Series B preferred stock in November 1999, and our Series C preferred stock in August 2000, we entered into an agreement with the investors in such financings providing for registration rights with respect to the shares of common stock, including those issuable upon conversion of each series of preferred stock, held and subsequently acquired by these investors. Currently, 3.6 million shares of our common stock are entitled to registration rights pursuant to terms and conditions of this agreement. The registration rights under this agreement allow the holders of at least 30% of the shares of common stock held by such holders then outstanding to require us to register their shares under the Securities Act on up to two occasions, subject to limitations described in the agreement. In addition, these holders can require us to include their shares in future registrations of our shares for our account or the account of another stockholder. These holders may also require us to register their shares on up to two occasions in any calendar year on

Form S-3. These registration rights are subject to limitations and conditions, including the right of underwriters to limit the number of shares of common stock held by existing stockholders to be included in a registration. The registration rights as to any holder will terminate when all securities held by the holder entitled to registration rights can be sold within a three-month period under Rule 144 of the Securities Act and when the number of shares held by the holder is less than 1% of our outstanding capital stock on an as converted to common stock basis. In addition, we are generally required to bear all expenses of registration, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions.

        Deerfield Facility Agreement.    On May 15, 2009, we entered into a Facility Agreement with Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P., healthcare investment funds, who we refer to collectively as the "Deerfield Funds". The Deerfield Funds may be deemed to beneficially own more than 5% of our outstanding common stock. Under the Facility Agreement, the Deerfield Funds agreed to advance to us a $40,000,000 loan, or the "New Loan," that we drew down on July 31, 2009. The outstanding principal under the New Loan, which is the entire $40 million, is due by April 2014 and interest is payable monthly. Interest is accruing at the rate of 7.5 percent per annum, subject to adjustment based on our cash and cash equivalents and marketable securities. Principal and interest can be repaid, at our option, at any time with shares of Array Common Stock that have been registered under the Securities Act of 1933, as amended, with certain restrictions, or in cash. The maximum number of shares that we can issue to the Deerfield Funds without obtaining shareholder approval is 9,622,220 shares.

        We paid Deerfield $500,000 transaction fee on July 10, 2009 and an additional $500,000 transaction fee on July 31, 2009. The Deerfield Funds also have limited rights to accelerate the loan upon certain changes of control of Array or an event of default. In addition, subject to certain exceptions and conditions, we are required to make payments of principal equal to 15 percent of certain amounts we receive under collaboration, licensing, partnering, joint venture and other similar arrangements entered into after January 1, 2011. Our obligations under the Facility Agreement, and the security interest granted to the Deerfield Funds under the Security Agreement (described below), are subordinate to our obligations to Comerica Bank, and to Comerica's security interest, under the Loan and Security Agreement between Array and Comerica Bank dated June 28, 2005, as amended.

        Amendments to Prior Facility Agreement.    The Facility Agreement also amended certain provisions of the prior Facility Agreement dated April 29, 2008 entered into by Array and the Deerfield Funds; which we refer to as the "Prior Facility Agreement". Under the Prior Facility Agreement, the Deerfield Funds have advanced us an aggregate of $80,000,000 in principal amount, or the "Prior Loans," and we issued to the Deerfield Funds warrants to purchase an aggregate of 6,000,000 shares of our common stock, or the "Prior Warrants". Effective as of July 31, 2009, interest began accruing on the original $80,000,000 principal amount of the Prior Loans, exclusive of interest that had been added to the principal amount of the Prior Loans pursuant to the Prior Facility Agreement, at the rates applicable to the New Loan (as described above) and no additional compound interest will apply. In addition, the requirement that we maintain a minimum amount of cash and cash equivalents and marketable securities under the Prior Facility Agreement was reduced from $40 million to $20 million, and the provisions containing certain conditions and restrictions relating to the repayment of amounts under the Prior Facility Agreement in shares of our Common Stock were amended to conform to the provisions in the Facility Agreement. The outstanding principal amount under the Prior Loan is $80 million.

        New Warrants; Exchange Warrants.    Upon execution of the Facility Agreement, we cancelled and exchanged the Prior Warrants for new warrants to purchase an aggregate of 6,000,000 shares of our Common Stock, or the "Exchange Warrants". Pursuant to the terms of the Facility Agreement, on July 31, 2009, in connection with the disbursement of the New Loan, we issued the Deerfield Funds (and its assignees) warrants to purchase an aggregate of 6,000,000 shares of our Common Stock, or the "New Warrants", and collectively with the Exchange Warrants, the "Warrants". The Warrants have an exercise price of $4.19 per share, which is equal to 120% of the average of the Volume Weighted Average Price of the Common Stock for 15 consecutive trading days prior to the disbursement. The Warrants become exercisable six months from the July 31, 2009 disbursement date and expire April 29, 2014.

        All other provisions of the Exchange Warrants and the New Warrants are identical. The Warrants contain certain limitations that prevent the holder of the New Warrants from acquiring shares upon exercise of the Warrant, other than in connection with certain changes in control, that would result in the number of shares beneficially owned by it (including shares held by any "group" of which it is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) to exceed 9.98% of the total number of shares of our Common Stock then issued and outstanding. The number of shares for which the Warrants are exercisable and the exercise price are subject to certain adjustments as set forth in the Warrants. In addition, upon certain changes in control of Array, to the extent the Warrants are not assumed by the acquiring entity, or upon certain defaults under the Warrants, the holder has the right to redeem the Warrants in shares of Common Stock at a redemption price based on the black-scholes value of the outstanding shares of Common Stock issuable under the Warrants.

        Security Agreement.    Our obligations under the Facility Agreement are secured by a security interest in our assets, other than our intellectual property, pursuant to the terms of a Security Agreement dated April 29, 2008 between Array and the Deerfield Funds, which was amended in connection with the Facility Agreement to include our obligations thereunder.

        Registration Rights Agreement.    In connection with the Prior Facility Agreement, we entered into a Registration Rights Agreement dated April 29, 2008 with the Deerfield Funds. Pursuant to the Facility Agreement, Array and the Deerfield Funds terminated this Registration Rights Agreement effective May 15, 2009 and entered into a new Registration Rights Agreement dated May 15, 2009, containing the same terms as the Prior Registration Rights Agreement but covering the New Warrants. Pursuant to the Registration Rights Agreement, we filed a registration statement with the SEC on August 31, 2009 to register the resale of the shares of the Common Stock subject to issuance upon the exercise of the Warrants under the Securities Act and to register shares issued in connection with an event of default or repayment of the facility pursuant to the terms of the Facility Agreement. The Registration Rights Agreement also gives the Deerfield Funds rights to include their shares on registration statements filed by Array on its behalf or on behalf of others (other than to register shares issuable in connection with employee benefit plans or certain business acquisition transactions) in the future, subject to certain conditions and limitations on the number of shares that may be included in such registration statement.

        Stock option grants to our directors and executive officers are described in this Proxy Statement under the heading "COMPENSATION OF DIRECTORS—Director Compensation Table" and "EXECUTIVE COMPENSATION." The beneficial ownership of shares of our common stock held by our officers, directors and 5% stockholders is described under "PRINCIPAL STOCKHOLDERS." In addition, we have employment agreements with our executive officers and some of our other employees, which are discussed under "EXECUTIVE COMPENSATION—Employment Agreements."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2009, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial shareholders, all Section 16(a) reports were timely filed.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        KPMG LLP has served as our independent registered public accountants since October 14, 2004. Representatives from KPMG LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year's Annual Meeting Proxy Statement

        Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2010 Array Annual Meeting of Stockholders must be received by Array no later than May 21, 2010, (120 days prior to September 18, 2010) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2010 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

        A stockholder who wishes to submit a proposal for consideration at the 2010 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws. Our Bylaws are on file with the Securities and Exchange Commission, and may be obtained from our Secretary upon request and are available under the Investor Relations portion of our website at www.arraybiopharma.com. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the informational requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than July 31, 2010, and no later than August 30, 2010. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2010 Annual Meeting.

Stockholder Nominations to the Board of Directors

        The Corporate Governance Committee of the Board of Directors will consider nominating directors to the Board of Directors who are recommended by stockholders pursuant to the procedures described above for submission of stockholder proposals and the procedures set forth below. Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

  •
  Personal characteristics:

  •
  highest personal and professional ethics, integrity and values;

  •
  an inquiring and independent mind, with a respect for the views of others;

  •
  ability to work well with others;

  •
  practical wisdom and mature judgment.

  •
  Broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions.

  •
  Expertise that is useful to Array and complementary to the background and experience of other Board members.

  •
  Willingness to devote the time necessary to carrying out the duties and responsibilities of Board membership and to be an active, objective and constructive participant at meetings of the Board and its Committees.

  •
  Commitment to serve on the Board over a period of several years to develop knowledge about our principal operations.

  •
  Willingness to represent the best interests of all stockholders and objectively appraise management performance.

        The Corporate Governance Committee must receive proposals for stockholder nominations on or before the deadline for the submission of stockholder proposals for such annual meeting set forth in our bylaws and required by the rules of the Securities and Exchange Commission, as described above. Stockholder proposals must include:

  •
  information regarding the stockholder making the proposal, including name, address and number of shares of Array BioPharma stock beneficially owned by such stockholder;

  •
  a representation that the stockholder or the stockholder's nominee is entitled to vote at the meeting at which directors will be elected, and that the stockholder or the stockholder's designee intends to cast its vote for the election of the director, if nominated; and

  •
  the name and address of the person being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the Security and Exchange Commission's proxy rules, including, but not limited to:

  •
  a copy of the nominee's current résumé

  •
  biographical information concerning the nominee for the last five years, including directorships and positions held with other companies

  •
  the nominee's date of birth

  •
  a list of references

  •
  a description of any relationship, arrangement or understanding between the stockholder making the proposal and the nominee and any other person (including names), pursuant to which the nomination is being made

  •
  a description of any direct or indirect relationship, arrangement or understanding between the stockholder making the proposal or the nominee and Array BioPharma

  •
  the consent of each nominee to being named in the proxy statement and to serve as a director if elected

        Following verification of this information, the Corporate Governance Committee will make an initial analysis of the qualifications of the candidate pursuant to Array's general criteria for director nominations. The Corporate Governance Committee will evaluate all candidates to the Board in the same manner regardless of the source of the nomination.

VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as "broker non-votes." Shares represented by proxies that reflect abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors will be approved by a plurality of the votes duly cast. Abstentions and broker "non-votes" are not counted for purposes of the election of directors. The approval of PROPOSAL 2 and the ratification of the independent registered public accountants under PROPOSAL 3 will each require a favorable vote of a majority of the shares of our common stock present in person or by proxy, and entitled to vote at the Annual Meeting. Broker non-votes are not treated as present and entitled to vote for purposes of determining whether a proposal has been approved and, therefore, will not be counted for any purpose in determining the approval of PROPOSAL 2 or the ratification of the independent registered public accountants under PROPOSAL 3, and will have no effect on these proposals. Abstentions represent shares entitled to vote and, therefore, the effect of an abstention will be a vote against this proposal.

        The cost of preparing, assembling and mailing the proxy materials will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy materials to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

        Your vote is important. Please provide your proxy as instructed in the Notice of Internet Delivery of Proxy Materials by phone, on the Internet or by completing, signing and returning a paper proxy card as soon as possible. Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m., Eastern Time, on Wednesday, October 28, 2009.

By Order of the Board of Directors,

John R. Moore Secretary

September 18, 2009

Appendix A

AMENDED AND RESTATED
ARRAY BIOPHARMA INC.
EMPLOYEE STOCK PURCHASE PLAN
As amended and restated on September 11, 2008,
and amended on September 8, 2009, subject to the approval of the stockholders.

        The Board of Directors of Array BioPharma Inc. (the "Company") has adopted this Employee Stock Purchase Plan (the "Plan") to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions or other cash contributions, to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). The Plan is for the benefit of the employees of Array BioPharma Inc. and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.     SHARES SUBJECT TO THE PLAN.

        Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 2,250,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be either authorized but unissued shares or treasury shares.

2.     ADMINISTRATION.

        The Plan shall be administered under the direction of the Compensation Committee of the Board (the "Committee"). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.     INTERPRETATION.

        It is intended that the Plan will meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan (including any determinations that are reserved by the Board under this Plan), all of which determinations will be final and binding upon all persons.

4.     ELIGIBLE EMPLOYEES.

        Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is for less than five months in any calendar year; and (b) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term "participating Affiliate" means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5.     PARTICIPATION IN THE PLAN.

        An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period. Notwithstanding the forgoing, the Board may, in its discretion, also choose to automatically enroll eligible employees in the Plan in connection with the first Offering Period coinciding with the Company's initial public offering. Eligible employees who are automatically enrolled in the Plan shall be deemed to have elected to purchase Common Stock with a total Purchase Price fixed by the Board at the time of the first Offering Period and payable as a lump sum, which total Purchase Price shall in no event be more than $25,000.

6.     OFFERINGS.

        At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan. Pursuant to Section 5 above, the Board shall also have the authority to authorize in the election form the payment for shares of Common Stock through cash payments from participating employees. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 14 through 20 below.

7.     OFFERING PERIODS.

        The Offering Periods shall be determined by the Board. The first Offering Period under the Plan shall commence on the date determined by the Board.

        If the Purchase Price (as defined below) is determined on the last trading day of a Purchase Period (as defined below) as provided in Section 8 below because the price per share on such date is less than the price per share on the first trading date of the Offering Period, the Board may provide for the automatic termination of the Offering Period and the automatic commencement of a new Offering Period.

8.     RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

        Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period for a number of shares equal to $25,000 divided by 85% of the fair market value of the Common Stock on the first day of the Offering Period. The purchase price of each share of Common Stock (the "Purchase Price") shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of such Offering Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock. For purposes of the Plan, "fair market value" means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board in good faith. Notwithstanding the foregoing, the fair market value of each share of Common Stock on the first day of the Offering Period that commences with the Company's initial public offering shall be the public offering price at which the shares of Common Stock are offered for sale in the initial public offering. On the first day of each Purchase Period that: (i) is not also the start of a new Offering Period and (ii) occurs in the same calendar year as an earlier Purchase Period, each participating employee's right to purchase shares of Common Stock granted under this Section 8 shall be reduced by the number of shares of Common Stock purchased on behalf of such participating employee in the immediately preceding Purchase Period.

        The Board may adopt several purchase periods (each a "Purchase Period") within a given Offering Period. If the Board adopts several purchase periods within an Offering Period, the Purchase Price shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of such Purchase Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock.

9.     TIMING OF PURCHASE; PURCHASE LIMITATION.

        Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 14 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Offering Period (except as provided in Section 14 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 13 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other "employee stock purchase plans" of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period. Effective upon the last trading day of the Offering Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's stockholders in accordance with Section 25 below.

10.   ISSUANCE OF STOCK CERTIFICATES.

        On the last trading day of the Offering Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. The Board may permit or require that shares be deposited directly with a broker designated by the Board or to a designated agent of the Company, and the Board may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions for a period of up to 12 months from the date of purchase) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Company shall retain the amount of payroll deductions or the lump-sum payment used to purchase shares of Common Stock as full payment for the shares of Common Stock and the shares of Common Stock shall then be fully paid and non-assessable.

11.   WITHHOLDING OF TAXES.

        To the extent that a participating employee realizes income in connection with an acquisition, sale or other transfer of any shares of Common Stock acquired under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer. Notwithstanding any implication herein to the contrary, this Section 11 shall not be interpreted in a manner to impose an withholding obligations on an entity other than the Company.

12.   ACCOUNT STATEMENTS.

        The Company will cause a statement to be delivered to each participating employee for each Offering Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions or other cash contributions during the Offering Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Offering Period.

13.   PARTICIPATION ADJUSTMENT.

        If in any Offering Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.

14.   CHANGES IN ELECTIONS TO PURCHASE.

        (a)   A participating employee may, at any time prior to the last trading day of the Offering Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), and the amount in the employee's account will be distributed and the employee's option to purchase will terminate, unless the employee elects, by written notice to the Company, not to have such amount distributed, in which event such amount shall remain in the employee's account and available to exercise his or her option to purchase shares under the Plan during such Offering Period.

        (b)   Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

        (c)   Notwithstanding subsection 14(b) above, any participating employee may increase (subject to the maximum limitation on purchases under the Plan provided for in Section 9 and any additional limitations imposed by section 423 of the Code) or decrease his or her payroll deduction, to take effect on the first day of the next Purchase Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above. The Company may impose reasonable administrative restrictions on the frequency of changes in payroll deductions, required advance notice for changes in payroll deductions and on the minimum amount of payroll deductions.

15.   VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE.

        In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is discharged for cause prior to the last day of the Offering Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

16.   RETIREMENT OR SEVERANCE.

        In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, or because of termination of the employee's employment by the Company or a participating Affiliate for any reason except discharge for cause, the participating employee may elect, within 10 days after the date of such retirement or termination, one of the following alternatives:

        (a)   The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Offering Period, with the amount then credited to the employee's account; or

        (b)   Withdraw the amount in such employee's account and terminate such employee's option to purchase.

        In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 16(b) above.

17.   LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

        Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

        If such employee returns to active service prior to the last day of the Offering Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's Payroll Department within 10 days after the employee's return to active service, but not later than the last day of the Offering Period, elect:

        (a)   To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

        (b)   Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

        (c)   Withdraw the amount in the employee's account and terminate the employee's option to purchase.

        A participating employee on lay-off, authorized leave of absence or disability on the last day of the Offering Period shall deliver written notice to his or her employer on or before the last day of the Offering Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 17. If any employee fails to deliver such written notice within 10 days after the employee's return to active service or by the last day of the Offering Period, whichever is earlier, the employee shall be deemed to have elected subsection 17(c) above.

        If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Offering Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.

18.   DEATH.

        In the event of the death of a participating employee while the employee's option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee's death (but no later than the last day of the Offering Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

        (a)   The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Offering Period, with the amount then credited to the employee's account; or

        (b)   Withdraw the amount in such employee's account and terminate such employee's option to purchase.

        In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee's account shall be paid to such legal representatives.

19.   FAILURE TO MAKE PERIODIC CASH PAYMENTS.

        Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.

20.   TERMINATION OF PARTICIPATION.

        A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

21.   ASSIGNMENT.

        No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22.   APPLICATION OF FUNDS.

        All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees' accounts will not be segregated.

23.   NO RIGHT TO CONTINUED EMPLOYMENT.

        Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's employment at any time.

24.   AMENDMENT OF PLAN.

        The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 8 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

25.   EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

        The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate on September 8, 2020 or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

26.   EFFECT OF CHANGES IN CAPITALIZATION.

  a.
  Changes in Stock.

        If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of stock of the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.

  b.
  Reorganization in Which the Company Is the Surviving Corporation.

        Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

  c.
  Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and other Corporate Transactions.

        Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

  d.
  Adjustments.

        Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.

  e.
  No Limitations on Company.

        The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27.   GOVERNMENTAL REGULATION.

        The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

28.   STOCKHOLDER RIGHTS.

        Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29.   RULE 16b-3.

        Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30.   PAYMENT OF PLAN EXPENSES.

        The Company will bear all costs of administering and carrying out the Plan.

* * *

        This Plan was duly adopted and approved by the Board of Directors of the Company on the 8th day of September 2000 and approved by the stockholders of the Company on the 8th day of September 2000, in each case effective upon the closing of the initial public offering of the Company's common stock. This Plan was duly amended:

1.
By the Board of Directors as of the 17th day of November 2000 in accordance with Section 24 to add the second paragraph to Section 7 and the second paragraph to Section 8.

2.
By the Board of Directors as of the 12th day of September 2002 and approved by the stockholders at the Annual Meeting of Stockholders on October 31, 2002, (i) to increase the number of shares reserved for issuance hereunder from 800,000 to 1,200,000 in Section 1, and (ii) to remove subparagraph (d) from Section 4.

3.
By the Board of Directors as of the 29th day of April 2004, (i) to amend the first sentence of Section 8 and add a new sentence to the end of Section 8, and (ii) to add a new subparagraph (c) to Section 14.

4.
By the Board of Directors as of the 9th day of December 2005 and approved by the stockholders at the Annual Meeting of Stockholders on November 2, 2006, (i) to increase the number of shares reserved for issuance hereunder to 1,650,000 in Section 1, (ii) to remove subparagraph (a) from Section 4, and (iii) to amend Section 14(a).

5.
By the Board of Directors as of the 11th day of September 2008 and approved by the stockholders at the Annual Meeting of Stockholders on October 30, 2008, (i) to increase the number of shares reserved for issuance hereunder 2,250,000 in Section 1, and (ii) to extend the term of the Plan by an additional ten years to expire on September 8, 2020.

By:	/s/ JOHN R. MOORE John R. Moore, Secretary

AMENDMENT TO THE
ARRAY BIOPHARMA INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated September 11, 2008)

        Pursuant to the authority of the Board of Directors of Array BioPharma Inc (the "Company") and Section 24 of the Array BioPharma Inc. Employee Stock Purchase Plan (as amended and restated September 11, 2008, (the "Plan"), the Plan is hereby amended as set forth below:

        1.     The first sentence of Section 1, "Shares Subject to the Plan", is hereby amended and restated as follows:

        "Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 2,850,000."

        2.     This Amendment to the Array BioPharma Inc. Employee Stock Purchase Plan (the "Amendment") was approved by the Board of Directors of the Company on September 8, 2009 and shall be effective thereon; provided, however, that the amendment set forth in Section 1 of this Amendment is contingent upon the approval of such amendment by a majority vote by the stockholders of the Company on October 29, 2009 ("Stockholder Approval"). If Stockholder Approval is not attained, then the provisions of Section 1 of the Plan as in effect immediately prior to the time the Board of Directors approved this Amendment shall remain in effect.

        5.     This Amendment shall affect only those provisions of the Plan set forth herein, and all of the remaining terms and provisions of the Plan shall not be modified or amended hereby and shall continue in full force and effect.

* * * * *

        This Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on September 8, 2009.

By:	/s/ JOHN R. MOORE John R. Moore, Secretary

ARRAY BIOPHARMA INC.

3200 WALNUT STREET

BOULDER, CO 80301

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by phone or Internet, please do not mail your Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M17127-P84268	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARRAY BIOPHARMA INC.			For	Withhold	For All
			All	All	Except
Vote on Directors

1.	Re-election of three directors to the Board of Directors to serve a term of three years, or until their successors have been duly elected and qualified.		☐	☐	☐

Nominees:

	01)	Francis J. Bullock, Ph.D.
	02)	Kevin Koch, Ph.D.
	03)	Douglas E. Williams, Ph.D.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals

		For	Against	Abstain
2.

Approval of an amendment to the Array BioPharma Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 2,850,000 shares.

		☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2010.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, “FOR” PROPOSALS ONE, TWO AND THREE.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (JointOwners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report with Shareholder Letter and Notice and Proxy Statement are available at www.proxyvote.com.

M17128-P84268

REVOCABLE PROXY

ARRAY BIOPHARMA INC.

3200 Walnut Street, Boulder, Colorado 80301

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 29, 2009

The undersigned stockholder of Array BioPharma Inc. (the “Company”) hereby appoints Robert E. Conway, R. Michael Carruthers and John R. Moore, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Mountain Time, on October 29, 2009, at the offices of Array BioPharma Inc., 1825 33rd Street, Boulder, Colorado 80301, and at any adjournments or postponements thereof, upon the matters listed on the reverse side and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other business that may properly come before the meeting.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 17, 2009 and the Company’s Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted, by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE, TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT TO RESPOND, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENT TO ARRAY BIOPHARMA INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
Equity Compensation Plan Information
PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards At Fiscal Year End
Option Exercises and Stock Vested
Non-Qualified Deferred Compensation Table
COMPENSATION OF DIRECTORS
Director Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING Submission of Stockholder Proposals for Inclusion in Next Year's Annual Meeting Proxy Statement
Other Stockholder Proposals for Presentation at Next Year's Annual Meeting
Stockholder Nominations to the Board of Directors
VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION